Exhibit 99.1

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. ("FSA HOLDINGS") AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

(dollars in thousands, except share data)

	At June 30, 2009	At December 31, 2008
ASSETS
General investment portfolio, available-for-sale:
Bonds at fair value (amortized cost of $5,146,112 and $5,398,841)	$5,205,054	$5,283,248
Equity securities at fair value (cost of $1,830 and $1,434)	1,322	374
Short-term investments (cost of $575,183 and $651,090)	575,288	651,856
Financial products segment investment portfolio :
Available-for-sale bonds at fair value (amortized cost of $771,843 and $9,673,475)	822,194	9,683,298
Short-term investments (at cost which approximates fair value)	17,369	471,480
Trading portfolio at fair value	—	147,241
Assets acquired in refinancing transactions (includes $160,955 and $152,527 at fair value)	172,843	166,600

Total investment portfolio	6,794,070	16,404,097
Cash	86,999	108,686
Financial guaranty variable interest entity assets	990,324	—
Note receivable from affiliate	11,977,478	—
Deferred acquisition costs	289,290	299,321
Ceded unearned premium revenue	1,299,224	1,011,949
Reinsurance recoverable on unpaid losses	279,915	302,124
Deferred tax asset	545,578	863,956
Financial products segment derivatives	301,009	511,524
Credit derivatives	308,687	287,449
Premiums receivable, net	854,140	16,559
Other assets (includes $103,679 and $190,704 at fair value)	565,002	452,389

TOTAL ASSETS	$24,291,716	$20,258,054

LIABILITIES AND SHAREHOLDERS' EQUITY
Unearned premium revenue	3,778,676	3,044,678
Loss and loss adjustment expense reserve	1,821,309	1,778,994
Financial guaranty variable interest entity debt	990,242	—
Financial products segment debt (includes $6,222,231 and $8,030,909 at fair value)	12,728,035	16,432,283
Notes payable to affiliate	154,968	—
Notes payable	730,000	730,000
Related party borrowings	—	1,310,000
Financial products segment derivatives	—	125,973
Credit derivatives	920,018	1,543,809
Other liabilities	689,250	476,541

TOTAL LIABILITIES	21,812,498	25,442,278

COMMITMENTS AND CONTINGENCIES
Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital	9,365,755	1,922,422
Accumulated other comprehensive income (loss), net of deferred tax (benefit) provision of $38,126 and $(37,108)	70,797	(68,922)
Accumulated earnings (deficit)	(6,956,916)	(7,038,309)
Deferred equity compensation	3,891	14,137
Less treasury stock at cost (63,171 and 172,002 shares held)	(4,976)	(14,137)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT) OF FSA HOLDINGS AND SUBSIDIARIES	2,478,886	(5,184,474)
Noncontrolling interest	332	250

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	2,479,218	(5,184,224)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$24,291,716	$20,258,054

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES
Net premiums earned	$158,637	$84,268	$237,160	$157,173
Net investment income from general investment portfolio	60,114	67,412	122,231	132,258
Net realized gains (losses) from general investment portfolio	(3,766)	(2,362)	(9,688)	(2,202)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	105,717	32,660	59,963	68,839
Net unrealized gains (losses)	79,145	215,425	652,339	(273,709)

Net change in fair value of credit derivatives	184,862	248,085	712,302	(204,870)
Net interest income from financial products segment	5,623	148,949	39,978	357,713
Net realized gains (losses) from financial products segment	9,194	(1,042,413)	(269,165)	(1,042,413)
Interest income on note receivable from affiliate	75,634	—	111,081	—
Net realized and unrealized gains (losses) on derivative instruments	34,260	(274,246)	(146,223)	156,520
Net unrealized gains (losses) on financial instruments at fair value	(146,108)	1,037,976	279,248	626,586
Income from assets acquired in refinancing transactions	2,115	2,241	4,287	5,963
Other income (loss)	75,121	5,692	60,378	3,697

TOTAL REVENUES	455,686	275,602	1,141,589	190,425

EXPENSES
Losses and loss adjustment expenses	79,273	602,842	430,131	903,271
Interest expense	14,373	11,584	26,883	23,168
Amortization of deferred acquisition costs	7,829	16,602	16,828	32,431
Foreign exchange (gains) losses from financial products segment	13,807	3,403	(2,781)	16,655
Net interest expense from financial products segment	106,076	187,189	233,498	426,456
Other operating expenses	31,131	(4,164)	68,566	15,690

TOTAL EXPENSES	252,489	817,456	773,125	1,417,671

INCOME (LOSS) BEFORE INCOME TAXES	203,197	(541,854)	368,464	(1,227,246)
Provision (benefit) for income taxes
Current	69,361	(83,342)	23,196	(155,285)
Deferred	815	(128,012)	200,702	(319,885)

Total provision (benefit)	70,176	(211,354)	223,898	(475,170)

NET INCOME (LOSS)	$133,021	$(330,500)	$144,566	$(752,076)

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
NET INCOME (LOSS)	$133,021	$(330,500)	$144,566	$(752,076)

Unrealized gains (losses) on available-for-sale securities arising during the period on securities with no other-than-temporary impairment, net of deferred income tax provision (benefit) of $36,442, $(178,727), $(23,860) and $(1,011,965)	67,677	(331,922)	(44,312)	(1,879,466)
Less: reclassification adjustment for gains (losses) included in net income (loss), net of deferred income tax provision (benefit) of $1,934, $(363,824), $(99,094) and $(362,960)	3,592	(675,673)	(184,031)	(674,069)

OTHER COMPREHENSIVE INCOME (LOSS)	64,085	343,751	139,719	(1,205,397)

COMPREHENSIVE INCOME (LOSS)	$197,106	$13,251	$284,285	$(1,957,473)

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)

(dollars in thousands, except share data)

								Total Shareholders' Equity (Deficit) of FSA Holdings and Subsidiaries
	Common Stock			Accumulated Other Comprehensive Income (Loss)						Total Shareholders' Equity (Deficit)
			Additional Paid-In- Capital		Accumulated Earnings (Deficit)	Deferred Equity Compensation	Treasury Stock		Noncontrolling Interest
	Shares	Amount
BALANCE, December 31, 2008	33,517,995	$335	$1,922,422	$(68,922)	$(7,038,309)	$14,137	$(14,137)	$(5,184,474)	$250	$(5,184,224)
Cumulative effect of change in accounting principle, net of deferred income tax provision (benefit) of $(34,016) (Note 3)					(63,173)			(63,173)		(63,173)

Balance at beginning of the year, adjusted	33,517,995	335	1,922,422	(68,922)	(7,101,482)	14,137	(14,137)	(5,247,647)	250	(5,247,397)
Net income (loss) for the period					144,566			144,566		144,566
Other comprehensive income (loss), net of deferred income tax provision (benefit) of $75,234				139,719				139,719		139,719
Gain on deconsolidation (Note 1)			7,443,333					7,443,333		7,443,333
Other						(10,246)	9,161	(1,085)	82	(1,003)

BALANCE, June 30, 2009	33,517,995	$335	$9,365,755	$70,797	$(6,956,916)	$3,891	$(4,976)	$2,478,886	$332	$2,479,218

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(dollars in thousands)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Premiums received, net	$58,122	$437,201
Credit derivative net inflows (outflows)	(26,201)	65,458
Other operating expenses paid, net	(77,459)	(173,524)
Losses and loss adjustment expenses paid, net	(426,472)	(234,326)
Net investment income received from general investment portfolio	129,254	127,992
Federal income taxes paid	(15,387)	(8,445)
Interest paid on notes payable	(26,767)	(23,025)
Interest paid on financial products segment debt	(62,954)	(313,839)
Interest received on financial products segment investment portfolio	38,244	354,413
Interest paid on related party borrowings	(4,861)	—
Financial products segment net derivative receipts	(136,990)	83,318
Purchases of trading portfolio securities in financial products segment	—	—
Income received from assets acquired in refinancing transactions	5,408	9,291
Other	30,611	7,660

Net cash provided by (used for) operating activities	(515,452)	332,174

Cash flows from investing activities:
General Investment Portfolio:
Proceeds from sales of bonds	444,440	2,242,823
Proceeds from maturities of bonds	187,514	419,542
Purchases of bonds	(396,355)	(3,074,822)
Repayment of note receivable from affiliate	(418,413)	—
Net (increase) decrease in short-term investments	77,755	(241,877)
FP Segment Investment Portfolio:
Proceeds from sales of bonds	(902)	—
Proceeds from maturities of bonds	314,320	940,808
Purchases of bonds	(60,670)	(154,041)
Change in securities under agreements to resell	—	52,875
Net (increase) decrease in short-term investments	(22,434)	409,481
Cash deconsolidated in FSAM risk transfer transaction	(2,886)	—
Other:
Net purchases of property, plant and equipment	(267)	(1,887)
Paydowns of assets acquired in refinancing transactions	18,191	19,042
Proceeds from sales of assets acquired in refinancing transactions	795	4,740
Other investments	(1,060)	576

Net cash provided by (used for) investing activities	140,028	617,260

Cash flows from financing activities:
Capital contribution	—	504,284
Related-party borrowings	1,195,000	—
Dividends paid	—	(33,606)
Proceeds from issuance of financial products segment debt	618,216	1,231,673
Repayment of financial products segment debt	(1,438,385)	(2,616,753)
Repayment of notes payable to affiliate	(17,530)	—
Other	(6,664)	(2,300)

Net cash provided by (used for) financing activities	350,637	(916,702)

Effect of changes in foreign exchange rates on cash balances	3,100	641

Net (decrease) increase in cash	(21,687)	33,373
Cash at beginning of period	108,686	26,551

Cash at end of period	$86,999	$59,924

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1.     ORGANIZATION AND OWNERSHIP

        Financial Security Assurance Holdings Ltd., which has changed its name to Assured Guaranty Municipal Holdings Inc. as of March 25, 2010 ("FSA Holdings"), is a holding company incorporated in the State of New York. The Company, through its insurance company subsidiaries, provides financial guaranty insurance on public finance obligations in domestic and international markets. The Company's principal insurance company subsidiary is Assured Guaranty Municipal Corp. ("AGM"), formerly known as Financial Security Assurance Inc., a wholly owned New York insurance company. Historically, the Company also provided financial guaranty insurance on asset-backed obligations. In August 2008, the Company announced that it would cease insuring asset-backed obligations and instead participate exclusively in the global public finance financial guaranty business. References to the "Company" are to Financial Security Assurance Holdings Ltd. together with its subsidiaries.

        In addition to its financial guaranty business, the Company historically offered AGM-insured guaranteed investment contracts and other investment agreements ("GICs") as well as medium-term notes to municipalities and other market participants through consolidated entities in its financial products ("FP") segment. In November 2008, the Company ceased issuing GICs. While the Company has ceased new originations of asset-backed financial guaranty business and GICs, a substantial portfolio of such obligations remains outstanding.

        The Company's GICs were issued through non-insurance companies that had been indirect subsidiaries of FSA Holdings as of June 30, 2009: FSA Capital Management Services LLC ("FSACM"), FSA Capital Markets Services (Caymans) Ltd. and FSA Capital Markets Services LLC (collectively, the "GIC Subsidiaries"). The proceeds of GICs issued by the GIC Subsidiaries were loaned to FSA Asset Management LLC ("FSAM"), another entity that had been an indirect subsidiary of FSA Holdings as of June 30, 2009. FSAM invested the funds in fixed-income obligations that had satisfied the Company's investment criteria. FSAM wholly owns FSA Portfolio Asset Limited ("FSA-PAL"), a U.K. company that invests in non-U.S. securities.

        The terms governing FSAM's repayment of those proceeds to the GIC Subsidiaries matched the payment terms under the related GIC. FSAM invested the proceeds in securities and entered into derivative transactions to convert most fixed-rate assets and liabilities into London Interbank Offered Rate ("LIBOR")-based floating rate assets and liabilities. Most of FSAM's assets consisted of residential mortgage-backed securities ("RMBS") that had suffered significant market value declines and, in some cases, credit deterioration. The market value declines of FSAM's assets subjected FSAM to significant liquidity risk insofar as the GICs are in most cases subject to redemption or collateralization should AGM be downgraded below Aa3 by Moody's Investors Service, Inc. ("Moody's") (AGM's current Moody's rating) or below AA- by Standard & Poor's Ratings Services ("S&P").

        As a result of the significant decline in asset value and the November 2008 cessation of issuing GICs, the GIC business had changed from a business model managed by the Company and focused on attaining positive net interest margin to a run-off business managed by Dexia S.A. ("Dexia"), which was the ultimate parent of FSA Holdings as of June 30, 2009, and seeking to minimize liquidity risk and optimize asset recovery values.

        In February 2009, Dexia entered into several agreements that transferred credit and liquidity risks of the GIC operations to Dexia (the "FSAM Risk Transfer Transaction"). Each of the agreements executed under the FSAM Risk Transfer Transaction directly affected FSAM and the entities that absorbed the risks created by FSAM. These agreements provide for (i) the elimination of AGM's

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

1.     ORGANIZATION AND OWNERSHIP (Continued)

guaranty of repayment of FSAM's borrowings under the credit facilities provided by Dexia's bank subsidiaries; (ii) the elimination of AGM's guaranty of certain of FSAM's investments; and (iii) an increase in the credit facilities provided to FSAM by Dexia's bank subsidiaries from $5.0 billion to $8.0 billion.

        As a result, the FSAM Risk Transfer Transaction was deemed a reconsideration event for FSAM under accounting principles generally accepted in the United States of America ("GAAP"). There was no reconsideration event for any of the GIC Subsidiaries. Upon the reconsideration event, management determined that Dexia absorbed the majority of the variability of expected losses of FSAM, which resulted in deconsolidation of FSAM and its subsidiary FSA-PAL as of February 24, 2009 (the "FSAM Deconsolidation Date"), the effective date of the FSAM Risk Transfer Transaction. FSAM and FSA-PAL's assets and liabilities were deconsolidated at fair-value through the consolidated statements of operations with the difference recorded as a $7.4 billion gain on deconsolidation in additional paid in capital, net of tax.

        The GIC subsidiaries, unlike FSAM, remained part of the Company's consolidated financial statements at June 30, 2009, which meant that the GICs issued to third parties and the GIC Subsidiaries' note receivable from FSAM (the "Note Receivable from Affiliate") represented the liabilities and assets of the GIC business in the Company's consolidated financial statements. The Note Receivable from Affiliate was carried at net realizable value, which was periodically evaluated for impairment. Prior to the FSAM Deconsolidation Date the Note Receivable from Affiliate was eliminated in consolidation.

        Certain GICs were designated as fair value option and as a result, were marked to market. However, derivatives that hedge the interest rate risk of the GICs were maintained within FSAM, and therefore contracts meant to hedge the interest rate risk of those GICs were not included in the Company's consolidated financial statements. This results in an increase in the potential for volatility of the Company's results of operations.

        At June 30, 2009, the Company was a subsidiary of Dexia Holdings Inc. ("DHI"), which, in turn, is owned 90% by Dexia Crédit Local S.A. ("Dexia Crédit Local") and 10% by Dexia. Dexia is a Belgian corporation primarily engaged in the business of public finance, banking and investment management in France, Belgium, Luxembourg and other European countries, as well as in the United States. Dexia Crédit Local is a wholly owned subsidiary of Dexia.

        On July 1, 2009, FSA Holdings and its subsidiaries were acquired by Assured Guaranty US Holdings Inc., a wholly owned subsidiary of Assured Guaranty Ltd ("AGL") (the "Acquisition"). AGL (together with its subsidiaries, "Assured Guaranty") is a Bermuda-based holding company that provides, through its operating subsidiaries, credit protection products to the public finance, infrastructure and structured finance markets in the United States as well as internationally. The Acquisition did not include the acquisition of FSA Holding's former GICs business, its medium term notes business or the equity payment agreements associated with FSA Holding's leveraged lease business (the "Financial Products Business"). The Companies subsidiaries that had conducted FSA Holdings' Financial Products Business were transferred to Dexia Holdings prior to completion of the Acquisition. In addition, Assured Guaranty has entered into various agreements with Dexia and its subsidiaries in order to transfer to Dexia and such subsidiaries the credit and liquidity risks associated with FSA Holdings' former Financial Products Business. See Note 19 for additional information on the Acquisition and its impact on the Company's consolidated financial statements.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

1.     ORGANIZATION AND OWNERSHIP (Continued)

Segments

Financial Guaranty

        Financial guaranty insurance provides an unconditional and irrevocable guaranty that protects the holder of a financial debt obligation against non-payment of scheduled principal and interest payments when due. Upon an obligor's default on scheduled principal or interest payments due on the debt obligation, the Company is required under the financial guaranty or credit derivative contract to pay the investor or swap counterparty the principal or interest shortfall due.

        Obligations insured by the Company are generally assigned ratings on the basis of the financial strength ratings given to the Company's insurance company subsidiaries by the major securities rating agencies. On June 30, 2009, AGM was rated AAA (negative watch) by S&P, AA+ (negative watch) by Fitch Ratings ("Fitch") and Aa3 (developing outlook) by Moody's. As of March 24, 2010, AGM was rated AAA by S&P and Aa3 by Moody's. The outlooks of both ratings are negative. The Company is no longer rated by Fitch. On February 24, 2010, at the request of AGL, Fitch withdrew the insurer financial strength and debt ratings of all of Assured Guaranty's rated subsidiaries at their then current levels of AA for AGM and Assured Guaranty (Europe) Ltd. (formerly Financial Security Assurance (U.K.) Limited, A- for the senior debt of FSA Holdings and BBB for the junior subordinated debentures of FSA Holdings. All of such ratings had been on negative outlook.

        Public finance obligations insured by the Company consist primarily of general obligation bonds supported by the issuers' taxing powers, tax-supported bonds and revenue bonds and other obligations of states, their political subdivisions and other municipal issuers supported by the issuers' or obligors' covenant to impose and collect fees and charges for public services or specific projects. Public finance obligations include obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including government office buildings, toll roads, health care facilities and utilities.

        Asset-backed obligations insured by the Company were generally issued in structured transactions and are backed by pools of assets such as residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The Company insured synthetic asset-backed obligations that generally took the form of credit default swap ("CDS") obligations or credit-linked notes that reference asset-backed securities ("ABS") or pools of securities or other obligations, with a defined deductible to cover credit risks associated with the referenced securities or loans.

        The Company has refinanced certain poorly performing transactions by employing refinancing vehicles to raise funds, prepay the claim obligations and take control of the assets. These refinancing vehicles are consolidated with the Company and considered part of the financial guaranty segment.

Financial Products

        At June 30, 2009, the Company consolidated the results of certain variable interest entities ("VIEs"), which include FSA Global Funding Limited ("FSA Global") and Premier International Funding Co. ("Premier"). FSA Global is a special purpose funding vehicle that was partially owned at June 30, 2009 by a subsidiary of FSA Holdings. FSA Global issued AGM-insured medium term notes and generally invested the proceeds from the sale of its notes in AGM-insured GICs or other AGM-insured obligations with a view to realizing the yield difference between the notes issued and the

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

1.     ORGANIZATION AND OWNERSHIP (Continued)

obligations purchased with the note proceeds. Premier was principally engaged in leveraged lease transactions. Prior to completion of the Acquisition, the Company transferred its ownership interest in FSA Global to Dexia Holdings and resigned from the board of directors of Premier. Dexia currently has the ability to appoint a director to the board of Premier.

        The GIC Subsidiaries, FSA Global and Premier, and prior to February 24, 2009, FSAM and FSA-PAL, collectively comprise the "FP segment" for accounting purposes.

2.     BASIS OF PRESENTATION

        The accompanying Consolidated Financial Statements have been prepared in accordance with GAAP for interim financial statements and, in the opinion of management, reflect all adjustments, which include normal recurring adjustments and entries required to record the FSAM Risk Transfer Transaction necessary for a fair statement of the financial position, results of operations and cash flows as of and for the period ended June 30, 2009 and for all periods presented. These Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. The accompanying Consolidated Financial Statements have not been audited by an independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (United States). The December 31, 2008 consolidated balance sheet was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the periods ended June 30, 2009 and 2008 are not necessarily indicative of the operating results for the full year. Certain prior-year balances have been reclassified to conform to the 2009 presentation, including the presentation of noncontrolling interests (previously "minority interests").

        The preparation of financial statements in conformity with GAAP requires management to make extensive estimates and assumptions that affect the reported amounts of assets and liabilities in the Company's consolidated balance sheets at June 30, 2009 and December 31, 2008, the reported amounts of revenues and expenses in the consolidated statements of operations during the three and six months ended June 30, 2009 and 2008 and disclosure of contingent assets and liabilities. Such estimates and assumptions include, but are not limited to, loss and loss adjustment expenses ("LAE"), fair value of financial instruments, the determination of other-than-temporary impairment ("OTTI"), the deferral and amortization of policy acquisition costs, expected lives and debt service schedules of certain financial guaranty contracts and taxes. Actual results may differ from those estimates.

Special Purpose Entities

        Asset-backed and, to a lesser extent, public finance transactions insured by the Company may have employed special purpose entities for a variety of purposes. A typical asset-backed transaction, for example, employs a special purpose entity as the purchaser of the securitized assets and as the issuer of the insured obligations. Special purpose entities are typically owned by transaction sponsors or charitable trusts, although the Company may have an ownership interest in some cases. The Company generally maintains certain contractual rights and exercises varying degrees of influence over special purpose entity issuers of AGM-insured obligations.

        The Company also bears some of the "risks and rewards" associated with the performance of those special purpose entities' assets. Specifically, as issuer of the financial guaranty insurance policy

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

2.     BASIS OF PRESENTATION (Continued)

insuring a given special purpose entity's obligations, the Company bears the risk of asset performance (typically, but not always, after a significant depletion of overcollateralization, excess spread, a deductible or other credit protection).

        The Company's underwriting guidelines for public finance obligations generally require that a transaction be rated investment grade when the Company's insurance is applied. The Company's underwriting guidelines for asset-backed obligations, which it followed prior to its August 2008 decision to cease insuring such obligations, varied by obligation type in order to reflect different structures and types of credit support. The Company sought to insure asset-backed obligations that generally provided for one or more forms of overcollateralization or third-party protection. In addition, the special purpose entity typically pays a periodic premium to the Company in consideration of the issuance by the Company of its insurance policy, with the special purpose entity's assets typically serving as the source of payment of such premium, thereby providing some of the "rewards" of the special purpose entity's assets to the Company. Special purpose entities are also employed by the Company in connection with secondary market transactions and with refinancing underperforming, non-investment grade transactions insured by AGM.

        The degree of influence exercised by the Company over these special purpose entities varies from transaction to transaction, as does the degree to which "risks and rewards" associated with asset performance are assumed by AGM. In analyzing special purpose entities described above, the Company considers reinsurance to be an implicit variable interest. Where the Company determines it is required to consolidate the special purpose entity, the outstanding exposure is excluded from outstanding exposure amounts reported.

        The Company is required to consolidate special purpose entities that are considered VIEs where the Company is considered the primary beneficiary.

        In determining whether the Company is the Primary Beneficiary of a particular VIE, a number of factors are considered. The significant factors considered are: the design of the entity and the risks it was created to pass-along to variable interest holders; the extent of credit risk absorbed by the Company through its insurance contract and the extent to which credit protection provided by other variable interest holders reduces this exposure; the exposure that the Company cedes to third party reinsurers to reduce the extent of expected loss which the Company absorbs; and the portion of the VIE's total notional exposure covered by the Company's insurance policy. The Company's accounting policy was to first conduct a qualitative analysis based on the design of the VIE in order to identify whether it is the primary beneficiary. Should the qualitative analysis not provide a basis for conclusion, the Company performed a quantitative analysis in order to determine if it is the primary beneficiary of the VIE under review.

        In considering the significance of its interest in a particular VIE, the Company considers the extent to which both the variability it absorbs from the VIE and the Company's exposure to that VIE are material to the Company's own financial statements. The Company believed that its surveillance categories were an appropriate measure to use for identification of VIEs in which the Company absorbed other than insignificant variability. VIEs selected for this purpose are related to risks classified as surveillance Category IV, defined as "demonstrating sufficient deterioration to indicate that material credit losses are possible," or risks classified as surveillance Category V, defined as "transactions where losses are most probable." The Company believed that VIE-related risks classified as surveillance Categories IV and V are VIEs in which the Company absorbed a significant portion of

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

2.     BASIS OF PRESENTATION (Continued)

the variability created by the particular VIE. For a more detailed description of the surveillance categories used by the Company, see Note 3.

        AGM's interest in VIEs that are not consolidated are included in "loss and loss adjustment expense reserve" and "credit derivatives" in the Company's balance sheet.

3.     ACCOUNTING FOR FINANCIAL GUARANTY INSURANCE

        Effective January 1, 2009, the Company adopted new GAAP accounting for financial guaranty insurance contracts. The new accounting changed the Company's premium revenue recognition and loss reserving methodology. The change in the premium recognition also changed the amount of deferred acquisition cost previously amortized, as such amortization is recognized in proportion to premium earnings. The cumulative effect of the adoption was a $63.2 million after-tax decrease to the opening retained earnings balance. The retained earnings adjustment was comprised of a $31.0 million after-tax increase in net loss reserves and a $32.2 million after-tax adjustment for inception-to-date premium earnings, net of the amortization of deferred acquisition costs. As a result of the adoption, premium earnings and loss LAE are not comparable between 2008 and 2009. See the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for a description of accounting policies in effect prior to January 1, 2009.

Premium Revenue Recognition

        Under the new accounting, unearned premium revenue for premiums paid in installments is equal to the present value of premiums expected to be collected over the period of the financial guaranty contract based on either the expected or contractual life. The present value of uncollected premiums expected to be collected over the period of the financial guaranty contract is recorded as "premiums receivable" on the balance sheet. Accretion of the discount on premium receivable is recorded in "net premiums earned." The discount rate applied to discount premiums is the risk-free rate based on the country of exposure and the term to maturity of the policy. Discount rates are updated only when the debt repayment schedule changes on contracts where the expected lives are used. The term to maturity equals the expected period only if a homogeneous pool of assets underlies the insured financial obligation and the timing and amount of prepayments is reasonably estimated. When premiums receivable are determined to be uncollectible they are written off by recording a reduction of the premium receivable asset.

        If a single premium is paid at inception of the financial guaranty contract, the unearned premium at inception is measured as the amount received.

        Regardless of frequency and timing of payment, premiums are recognized in earnings over the period of the contract in proportion to the amount of insurance protection provided, with a corresponding decrease in unearned premium revenue. The amount of insurance protection provided is a function of the insured principal amount outstanding. Therefore, the proportionate share of premium revenue recognized in a given period is a constant rate calculated based on the relationship between the insured principal outstanding in a given reporting period compared with the sum of the insured principal amounts outstanding for all periods. Accordingly, the premium revenue for each reporting period is determined by multiplying the insured principal amount outstanding for that period by the ratio of (a) the total present value of the premium due or expected to be collected over the period of

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.     ACCOUNTING FOR FINANCIAL GUARANTY INSURANCE (Continued)

the contract to (b) the sum of all insured principal amounts outstanding during each reporting period over the contractual or expected period of the contract.

        Premium revenue and the related amortization of deferred acquisition costs are accelerated when the Company is legally released from its financial guaranty insurance contract.

        For premiums denominated in a foreign currency, premiums receivable are revalued at each reporting date based on foreign exchange rates in effect at the reporting date. Unearned premium revenue is recorded at historical rates.

        For financial guaranty insurance contracts where premiums are received over the period of the contract, rather than at inception, the table below presents the unearned premium revenue, the weighted-average risk-free rate used to discount the premiums expected to be collected and the weighted-average period of the premium receivable.

Unearned Premium Revenue for Policies Paid in Installments

	At June 30, 2009	At January 1, 2009
	(dollars in millions)
Gross unearned premium revenue	$993.5	$1,078.5
Net unearned premium revenue	$602.2	$647.1
Weighted average risk-free rate	3.52%	3.05%
Weighted average period of premium receivable (in years)	10.36	10.49

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.     ACCOUNTING FOR FINANCIAL GUARANTY INSURANCE (Continued)

        The tables below represent a schedule of premiums expected to be collected and earned in the future and a rollforward of premiums receivable.

Schedule of Projected Net Premium Earnings and Collections

	At June 30, 2009
	Projected Net Premium Earnings(1)	Projected Net Premium Collections(2)
	(in thousands)
3rd Qtr. 2009	$54,850	$22,590
4th	54,584	24,648
2010	204,009	75,914
2011	186,681	65,313
2012	171,484	84,956
2013	156,957	51,671
2014-2018	640,316	216,503
2019-2023	428,738	143,579
2024-2028	271,607	104,838
2029+	310,226	147,804

Total	$2,479,452	$937,816

(1)
Represents the run-off of the net unearned premium revenue balance. Excludes accretion of discount on premiums.

(2)
Represents projected cash collections, which include accretion of discount on premiums.

Gross Premium Receivable Rollforward

At June 30, 2009
(in thousands)
Premium receivable at January 1	$856,688
Premium payments received	(91,021)
Adjustments to the premium receivable:
Adjustments for changes in the period of a financial guaranty insurance contract	20,367
Accretion of the premium receivable discount	21,888
Foreign exchange rate changes	46,218
Other adjustments	—

Premium receivable at June 30	$854,140

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.     ACCOUNTING FOR FINANCIAL GUARANTY INSURANCE (Continued)

        The following table presents the components of net premiums earned.

Premiums Earned

	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009
	(in thousands)
Scheduled net premiums earned	$62,532	$123,903
Acceleration of premium earnings	84,172	97,938
Accretion of discount	11,933	15,319

Total net premiums earned	$158,637	$237,160

Loss and Loss Adjustment Expense Recognition

        Loss and LAE reserves are established at the policy level only when the Company's expected loss exceeds the unearned premium revenue. Expected loss is based on a calculation of the present value of expected net cash outflows, probability-weighted to reflect the likelihood of possible outcomes. The discount rates used are the risk-free rates based on the timing of expected cash flows, and are updated quarterly.

        The following table presents the activity in net loss and LAE reserves.

Reconciliation of Net Loss and Loss Adjustment Expense Reserve

	Six Months Ended June 30, 2009
	Non-Specific Reserves	Specific Reserves	Loss and LAE Reserve
	(in thousands)
December 31, 2008 balance	$154,445	$1,322,425	$1,476,870
Cumulative effect of change in accounting principle	(154,445)	202,091	47,646

January 1, 2009 balance	—	1,524,516	1,524,516
Incurred		350,858	350,858
Payments and other decreases		(183,511)	(183,511)

March 31, 2009 balance		1,691,863	1,691,863
Incurred		79,273	79,273
Payments and other decreases		(229,742)	(229,742)

June 30, 2009 balance		$1,541,394	$1,541,394

        In the three months and six months ended June 30, 2009, losses and LAE was $79.3 million and $430.1 million, respectively. The expense was driven primarily by deteriorating credit performance in home equity line of credit ("HELOC"), Alt-A closed-end second-lien mortgage ("CES") securities, Option Adjustable Rate Mortgage ("Option ARM") transactions, Alt-A first lien mortgages and public finance transactions.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.     ACCOUNTING FOR FINANCIAL GUARANTY INSURANCE (Continued)

        Losses paid is primarily driven by HELOC transactions. Generally, once the overcollateralization is exhausted on an insured HELOC transaction, the Company pays a claim if losses in a period exceed excess spread for the period. To the extent excess spread exceeds losses, the Company is reimbursed for any losses paid to date. In the three and six months ended June 30, 2009, the Company paid net claims of $200.6 million and $383.0 on HELOC transactions, respectively. This brought the inception to date net claim payments on HELOC transactions to $1,008.3 million. There were no claims paid on most other classes of insured transactions through June 30, 2009. Most claim payments on Alt-A CES are not payable until 2036 or later. Option ARM claim payments are expected to start in 2010.

        The following tables present the components of transactions with loss and LAE reserves by sector. Because prior year information has not been restated in accordance with the new accounting guidance, the amounts are determined under different accounting methods.

Loss and Loss Adjustment Expense Reserve Summary by Sector

	At June 30, 2009
	Gross Par Outstanding	Net Par Outstanding	Gross Loss and LAE Reserve	Net Loss and LAE Reserve	Number of Risks
	(dollars in thousands)
Asset-backed—HELOCs	$5,200,400	$4,275,995	$421,307	$329,025	15
Asset-backed—Alt-A CES	965,544	921,988	217,882	207,528	5
Asset-backed—Option ARM	2,589,044	2,437,824	523,776	490,501	14
Asset-backed—Alt-A first lien	1,595,133	1,474,480	239,668	222,444	16
Asset-backed—NIMs	107,384	102,160	25,187	24,908	8
Asset-backed—Subprime	2,767,528	2,413,542	95,645	90,849	19
Asset-backed—other	20,119,182	18,398,747	29,805	22,263	46
Public finance	78,077,781	56,412,010	268,039	153,876	209

Total	$111,421,996	$86,436,746	$1,821,309	$1,541,394	332

	At December 31, 2008(1)
	Gross Par Outstanding	Net Par Outstanding	Gross Specific Reserve(1)	Net Specific Reserve(1)	Number of Risks
	(dollars in thousands)
Asset-backed—HELOCs	$4,833,059	$3,853,788	$745,790	$593,752	10
Asset-backed—Alt-A CES	999,475	954,296	245,702	234,158	5
Asset-backed—Option ARM	1,674,743	1,587,145	282,131	260,599	9
Asset-backed—Alt-A first lien	1,226,480	1,122,333	106,545	96,327	10
Asset-backed—NIMs	90,070	85,341	15,961	15,817	3
Asset-backed—Subprime	298,457	280,128	24,521	20,757	5
Asset-backed—other	54,491	50,969	13,685	12,933	3
Public finance	1,238,816	698,708	172,063	88,082	6

Total specific reserve	$10,415,591	$8,632,708	$1,606,398	$1,322,425	51

(1)
Excludes non-specific gross and net reserves of $172.6 million and $154.4 million, respectively.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.     ACCOUNTING FOR FINANCIAL GUARANTY INSURANCE (Continued)

        The Company assigned each insured credit to one of five designated surveillance categories to facilitate the appropriate allocation of resources to monitoring, loss mitigation efforts and rating the credit condition of each risk exposure. Such categorization is determined in part by the risk of loss and in part by the level of routine involvement required. The surveillance categories were organized as follows:

  •
  Categories I and II represent fundamentally sound transactions requiring routine monitoring, with Category II indicating that routine monitoring is more frequent, due, for example, to the sector or a need to monitor triggers.

  •
  Category III represents transactions with some deterioration in asset performance, financial health of the issuer or other factors. Active monitoring and intervention is employed for Category III transactions.

  •
  Category IV reflects transactions demonstrating sufficient deterioration to indicate that material credit losses are possible.

  •
  Category V reflects transactions where losses are most probable. This category includes (1) risks where claim payments have been made and where ultimate losses, net of recoveries, are expected, and (2) risks where claim payments are probable but none have yet been made and ultimate losses, net of recoveries, are expected. Category IV and Category V transactions are subject to intense monitoring and intervention.

        The tables below present the gross and net par and interest outstanding and unearned premium revenue in the insured portfolio for risks classified as described above:

Par and Interest Outstanding
(Excluding Credit Derivatives)

	At June 30, 2009
	Gross Par	Gross Interest	Net Par	Net Interest	No. of risks	Weighted Avg Life	Gross Unearned Premium Revenue	Net Unearned Premium Revenue
	(dollars in millions)
Categories I and II	$424,481	$257,215	$319,084	$184,171	11,139	13.0	$3,510	$2,323
Category III	14,046	6,048	9,517	3,296	127	8.1	207	104
Category IV	2,801	575	2,670	548	13	3.6	10	9
Category V	9,307	2,665	7,949	2,315	59	5.8	52	43

Total	$450,635	$266,503	$339,220	$190,330	11,338	12.6	$3,779	$2,479

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.     ACCOUNTING FOR FINANCIAL GUARANTY INSURANCE (Continued)

        The table below represents undiscounted and discounted net cash flows for all obligations for which a loss reserve was established.

Loss and Loss Adjustment Expense Reserve by Surveillance Category

	At June 30, 2009
	Category I	Category II	Category III	Category IV	Category V	Total
	(dollars in thousands)
Gross undiscounted cash outflows expected in the future	$288,993	$645,471	$361,254	$345,227	$3,605,190	$5,246,135
Less: Gross estimated recoveries in the future	195,328	339,027	266,634	276,182	1,436,228	2,513,399

Subtotal	93,665	306,444	94,620	69,045	2,168,962	2,732,736
Less: Discount taken on subtotal	23,974	76,725	11,243	4,603	482,046	598,591

Gross present value of expected losses	69,691	229,719	83,377	64,442	1,686,916	2,134,145
Gross unearned premium reserve	50,667	176,532	34,738	8,161	42,738	312,836

Gross loss and loss adjustment expense reserve	19,024	53,187	48,639	56,281	1,644,178	1,821,309
Less: Reinsurance recoverable on unpaid losses	10,161	17,345	9,512	2,702	240,195	279,915

Net loss and loss adjustment expense reserve	$8,863	$35,842	$39,127	$53,579	$1,403,983	$1,541,394

        Management periodically evaluates its estimates for losses and LAE and establishes reserves that management believes are adequate to cover the present value of the ultimate net cost of claims. The Company will continue, on an ongoing basis, to monitor these reserves and may periodically adjust the loss and probability of loss scenarios based on the Company's actual loss and recovery experience and economic conditions. However, because of the uncertainty involved in developing these estimates, the ultimate liability may differ materially from current estimates.

        The weighted average risk free rate used to discount the claim liability was between 0.20% and 4.85% at June 30, 2009 and between 0.37% and 2.83% at January 1, 2009.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT

        Fair value is based upon pricing received from dealer quotes or alternative pricing sources with reasonable levels of price transparency, internally developed estimates that employ credit-spread algorithms or models that use market-based or independently sourced market data inputs, including yield curves, interest rates, volatilities, debt prices, foreign exchange rates and credit curves. In addition to market information, models also incorporate instrument-specific data, such as maturity date.

        Considerable judgment is necessary to interpret the data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company would realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair-value amounts.

Valuation Hierarchy

        GAAP establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

  •
  Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

  •
  Level 2—inputs to the valuation methodology include quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model- derived valuations in which all significant inputs and significant value drivers are observable in active markets.

  •
  Level 3—inputs to the valuation methodology are unobservable and significant drivers of the fair value measurement.

        A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Inputs to Valuation Techniques

        Inputs refer broadly to the assumptions that market participants use in pricing assets or liabilities, including assumptions about risk. Inputs may be observable or unobservable.

  •
  Observable inputs are inputs that reflect assumptions market participants would use in pricing the asset or liability, developed based on market data obtained from independent sources.

  •
  Unobservable inputs are inputs that reflect the assumptions management makes about the assumptions market participants would use in pricing the asset or liability, developed based on the best information available in the circumstances.

Valuation Techniques

        Valuation techniques used for assets and liabilities accounted for at fair value are generally categorized into three types:

  •
  The market approach uses prices and other relevant information from market transactions involving identical or comparable assets or liabilities. Valuation techniques consistent with the market approach often use market multiples derived from a set of comparables or matrix pricing. Market multiples might lie in ranges with a different multiple for each comparable. The

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

    selection of where within the range the appropriate multiple falls requires judgment, considering both quantitative and qualitative factors specific to the measurement. Matrix pricing is a mathematical technique used principally to value certain securities without relying exclusively on quoted prices for the specific securities but comparing the securities to benchmark or comparable securities.

  •
  The income approach converts future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. Income approach techniques rely on current market expectations of future amounts. Examples of income approach valuation techniques include present value techniques, option-pricing models that incorporate present value techniques, and the multi-period excess earnings method.

  •
  The cost approach is based upon the amount that currently would be required to replace the service capacity of an asset, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility.

        The Company uses valuation techniques that it concludes are appropriate in the specific circumstances and for which sufficient data are available. In selecting the valuation technique to apply, management considers the definition of an exit price and considers the nature of the asset or liability being valued.

        The following is a description of the valuation methodologies the Company uses for financial instruments including the general classification of such instruments within the valuation hierarchy.

General Investment Portfolio

        The "General Investment Portfolio" consists of the investments attributable to the financial guaranty segment held by FSA Holdings, AGM and other subsidiaries, excluding investments held in the FP Segment Investment Portfolio. The fair value of bonds in the General Investment Portfolio is generally based on quoted market prices received from third party pricing services or alternative pricing sources with reasonable levels of price transparency. Such quotes generally consider a variety of factors, including recent trades of the same and similar securities. If quoted market prices are not available, the valuation is based on pricing models that use dealer price quotations, price activity for traded securities with similar attributes and other relevant market factors as inputs, including security type, rating, vintage, tenor and its position in the capital structure of the issuer. Assets in this category are primarily categorized as Level 2.

        At June 30, 2009, the Company's equity securities were comprised of common stock of Dexia. The fair value of the common stock is based upon quoted prices and is categorized as Level 1.

        For short-term investments in the General Investment Portfolio, which are those investments with a maturity of less than one year at time of purchase, the carrying amount approximates fair value. These short-term investments include money-market funds and other highly liquid short-term investments, which are categorized as Level 1 on the valuation hierarchy, and foreign government and agency securities, which are categorized as Level 2.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

FP Segment Investment Portfolio

        The "FP Investment Portfolio" is comprised of investments made with the proceeds of AGM-insured GICs. The "VIE Investment Portfolio" is made up of the investments supporting the VIE liabilities. Prior to the FSAM Deconsolidation Date, the FP Investment Portfolio and VIE Investment Portfolio together formed the "FP Segment Investment Portfolio." As of the FSAM Deconsolidation Date, FSAM, the entity holding the FP Investment Portfolio, is no longer consolidated for accounting purposes with the Company, and therefore the VIE Investment Portfolio is the only component of the FP Segment Investment Portfolio.

        The available-for-sale FP Investment Portfolio is broadly comprised of short-term investments, non-agency RMBS, securities issued or guaranteed by U.S. government sponsored agencies, taxable municipal bonds, securities issued by utilities, infrastructure-related securities, collateralized debt obligations ("CDOs"), and other asset backed securities. In addition to its available-for-sale portfolio, prior to the FSAM Deconsolidation Date, the FP Investment Portfolio included foreign currency denominated securities classified as "trading."

        The fair value of bonds in the FP Segment Investment Portfolio was generally based on quoted market prices received from dealer quotes or alternative pricing sources with reasonable levels of price transparency. Such quotes generally consider a variety of factors, including recent trades of the same and similar securities. If quoted market prices were not available, the valuation was based on pricing models that use dealer price quotations, price activity for traded securities with similar attributes and other relevant market factors as inputs, including security type, rating, vintage, tenor and its position in the capital structure of the issuer. For assets not valued by quoted market prices received from dealer quotes or alternative pricing sources, fair value was based on either internally developed models using market based inputs or based on broker quotes for identical or similar assets. Valuation results, particularly those derived from valuation models and quotes on certain mortgage and asset-backed securities, could differ materially from amounts that would actually be realized in the market. Non-agency mortgage-backed and other asset-backed investments were generally categorized as Level 3 due to the reduced liquidity that exists for such assets, which increases use of unobservable inputs.

        The trading portfolio was comprised of U.K. pound sterling-denominated inflation-linked bonds for which fair value was based on broker quotes derived from their internally-developed models that used observable market inputs to the extent possible. The investments are classified as Level 3. The trading portfolio is owned by FSAM and as a result is no longer consolidated with the Company as of the FSAM Deconsolidation Date.

Assets Acquired in Refinancing Transactions

        For certain assets acquired in refinancing transactions, fair value was either the present value of expected cash flows or a quoted market price as of the reporting date. This portfolio is comprised primarily of bonds, securitized loans, common stock, mortgage loans, real estate and short term investments, of which bonds, common stocks and certain securitized loans are carried at fair value. Mortgage loans are accounted for at fair value when lower than cost. The majority of the assets in this portfolio are categorized as Level 3 in the valuation hierarchy, except for the short-term investments, which are categorized as Level 2.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

Credit Derivatives in the Insured Portfolio

        The Company's insured portfolio includes contracts accounted for as derivatives, namely,

  •
  CDS contracts in which the Company sells protection to various financial institutions, and in certain cases, purchases back-to-back credit protection on all or a portion of the risk written, primarily from reinsurance companies;

  •
  insured interest rate ("IR") swaps entered into by the issuer in connection with the issuance of certain public finance obligations, which guarantee the municipality's performance under the IR swap to the IR swap counterparty; and

  •
  insured net interest margin ("NIM") securitizations and other financial guaranty contracts that guarantee risks other than credit risk, such as interest rate basis risk ("FG contracts with embedded derivatives") issued after January 1, 2007.

        The Company considers all such agreements to be a normal part of its financial guaranty insurance business but, for accounting purposes, these contracts are deemed to be derivative instruments and therefore must be recorded at fair value, with changes in fair value recorded in the consolidated statements of operations in "net change in fair value of credit derivatives."

  Credit Default Swap Contracts

        In the case of CDS contracts, a trust that is consolidated by the Company writes a derivative contract that provides for payments to be made if certain credit events occur related to certain specified reference obligations, in exchange for a fee. The insurance laws of the State of New York allow a financial guaranty insurer to guarantee special purpose entities that issue CDS. The trust's obligation on the CDS contracts it writes are guaranteed by a financial guaranty contract written by AGM that provides payments to the insured if the trust defaults on its payments under the derivative contract. In these transactions, AGM is considered the counterparty to a financial guaranty contract that is defined under GAAP as a derivative. The credit event is typically based upon failure to pay or the insolvency of a referenced obligation. In such cases, the claim represents payment for the shortfall amount.

        The Company's accounting policy regarding CDS contract valuations requires management to make numerous complex and subjective judgments relating to amounts that are inherently uncertain. CDS contracts are valued using proprietary models because such instruments are unique, complex and are typically highly customized transactions. Valuation models and the related assumptions are continuously reevaluated by management and enhanced, as appropriate, based on market developments and improvements in modeling techniques and the availability of market observable data. Due to the significance of unobservable inputs required to value CDS contracts, they are considered to be Level 3 under the fair value hierarchy.

        Significant assumptions that, if changed, could result in materially different fair values include:

  •
  the assumed credit quality of the underlying referenced obligations,

  •
  the assumed credit spread attributable to credit risk of the underlying referenced obligations exclusive of funding costs,

  •
  the reference credit index used, which includes a market correlation factor for pooled corporate CDS contracts, and

  •
  the price source and credit spread attributable to the Company's own credit risk.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

        Market perceptions of credit deterioration of the underlying referenced obligation would result in an increase in the expected exit value (the amount required to be paid to exit the transaction due to wider credit spreads).

  Fair Value of CDS Contracts in which the Company Sells Protection

        Determination of Current Exit Value Premium:    The estimation of the current exit value premium is derived using a unique credit-spread algorithm for each defined CDS category that utilizes various publicly available credit indices, depending on the types of assets referenced by the CDS contract and the duration of the contract. The "exit price" derived is technically an "entry price" and not an "exit price" (i.e., the price that would be received to sell an asset or paid to transfer a liability). This is because a monoline insurer cannot observe "exit prices" for the CDS contract that it writes in a principal market since these contracts are not transferable. While GAAP provides that the transaction (entry) price and the exit price may not be equal if the transaction price includes transaction costs, the Company believes those transaction costs would be the same in an "entry" market and a hypothetical "exit" market and thus it would be inappropriate to record a day one gain when using the estimated "entry price" to determine the exit value premium.

        Management applies judgment when developing these estimates and considers factors such as current prices charged for similar agreements, if available, performance of underlying assets, changes in internal credit assessments or rating agency-based shadow ratings, and the level at which the deductible has been set. Estimates generated from the Company's valuation process may differ materially from values that may be realized in market transactions.

        In a financial guaranty insurance policy, a deductible is the portion of a loss under that policy that is not covered by the policy or, in other words, the amount of the loss for which the insurer is not responsible. In a CDS contract, the deductible is quoted as a percentage of the contract's notional amount, and is also referred to as the contract's attachment point. For example, for a CDS with a $1 billion notional amount and a 15% deductible, the Company would only be obligated to make a claim payment after the insured incurred more than $150 million (15% of $1 billion) of losses (net of recoveries). The attachment points for each of the Company's CDS contracts vary, as the deductibles are negotiated on a contract-by-contract basis.

        In the ordinary course, the Company does not post collateral to the counterparty as security for the Company's obligation under CDS contracts. As a result, the Company receives a smaller fee than it would for a CDS contract that required the posting of collateral. Prior to the second quarter of 2009, the Company applied a factor (the "non-collateral posting factor") to the indicated market premium for CDS contracts that require collateral to be posted in order to calculate the exit value premium for CDS that do not require collateral to be posted. As a result of the Company's acquisition by Assured, the methodology to estimate the fair value of CDS contracts in which the Company sells protection was modified, for the quarter ended June 30, 2009, and no longer relies on the non-collateral posting factor as a key input. Instead to account for their own credit, the Company determines the amount of exposure to the Company the counterparty hedges for new transactions within certain asset classes. This was deemed by AGM to be a more observable market indication than the non-collateral posting factor.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

        The fair value of the Company's credit derivative contracts represents the difference between the present value of remaining expected premiums the Company receives for the credit protection and the estimated present value of premiums that a comparable financial guarantor would hypothetically charge the Company for the same protection at the balance sheet date. The fair value of the Company's credit derivatives depends on a number of factors including notional amount of the contract, expected term, credit spreads, changes in interest rates, the credit ratings of referenced entities, the Company's own credit risk and remaining contractual cash flows. Contractual cash flows, which are included in the "Realized gains and other settlements on credit derivatives" fair value component of credit derivatives, are the most readily observable variables of the fair value of credit derivative contracts since they are based on contractual terms. These variables include (i) net premiums received and receivable on written credit derivative contracts, (ii) net premiums paid and payable on purchased contracts, (iii) losses paid and payable to credit derivative contract counterparties and (iv) losses recovered and recoverable on purchased contracts. The remaining key variables described above impact "Unrealized gains (losses) on credit derivatives."

        Market conditions at June 30, 2009 were such that market prices of the Company's CDS contracts were not generally available. Where market prices were not available, the Company used a combination of observable market data and valuation models, using various market indices, credit spreads, the Company's own credit risk, and estimated contractual payments to estimate the "Unrealized gains (losses) on credit derivatives" portion of the fair value of its credit derivatives. These models are primarily developed internally based on market conventions for similar transactions.

        Management considers the non-standard terms of its credit derivative contracts in determining the fair value of these contracts. These terms differ from credit derivatives sold by companies outside the financial guaranty industry. The non-standard terms include the absence of collateral support agreements or immediate settlement provisions, relatively high attachment points and the fact that the Company does not exit derivatives it sells for credit protection purposes, except under specific circumstances such as exiting a line of business. Because of these terms and conditions, the fair value of the Company's credit derivatives may not reflect the same prices observed in an actively traded market of credit derivatives that do not contain terms and conditions similar to those observed in the financial guaranty market. These models and the related assumptions are continuously reevaluated by management and enhanced, as appropriate, based upon improvements in modeling techniques and availability of more timely market information.

        Valuation models include the use of management estimates and current market information. Management is also required to make assumptions on how the fair value of credit derivative instruments is affected by current market conditions. Management considers factors such as current prices charged for similar agreements, performance of underlying assets, life of the instrument, and the extent of credit derivative exposure the Company ceded under reinsurance agreements, and the nature and extent of activity in the financial guaranty credit derivative marketplace. The assumptions that management uses to determine its fair value may change in the future due to market conditions. Due to the inherent uncertainties of the assumptions used in the valuation models to determine the fair value of these credit derivative products, actual experience may differ from the estimates reflected in the Company's consolidated financial statements and the differences may be material.

        The specific model inputs are listed below, including how the Company derives inputs for market credit spreads on the underlying transaction collateral.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

  •
  Gross spread—This is an input into the Company's fair value model that is used to ultimately determine the net spread a comparable financial guarantor would charge the Company to transfer risk at the reporting date. The Company's estimate of fair value represents the difference between the estimated present value of premiums that a comparable financial guarantor would accept to assume the risk from the Company on the current reporting date, on terms identical to the original contracts written by the Company and at the contractual premium for each individual credit derivative contract. Such pricing is well established by historical financial guarantee fees relative to capital market spreads as observed and executed in competitive markets, including in financial guarantee reinsurance and secondary market transactions.

  •
  Credit spreads on risks assumed—These are obtained from market data sources published by third parties (e.g. dealer spread tables for the collateral similar to assets within the transactions) as well as collateral-specific spreads provided by trustees or obtained from market sources. If observable market credit spreads are not available or reliable for the underlying reference obligations, then market indices are used that most closely resembles the underlying reference obligations, considering asset class, credit quality rating and maturity of the underlying reference obligations. As discussed previously, these indices are adjusted to reflect the non-standard terms of the Company's CDS contracts. Market sources determine credit spreads by reviewing new issuance pricing for specific asset classes and receiving price quotes from their trading desks for the specific asset in question. Management validates these quotes by cross-referencing quotes received from one market source against quotes received from another market source to ensure reasonableness. In addition, management compares the relative change in price quotes received from one quarter to another, with the relative change experienced by published market indices for a specific asset class. Collateral specific spreads obtained from third-party, independent market sources are un-published spread quotes from market participants and or market traders whom are not trustees. Management obtains this information as the result of direct communication with these sources as part of the valuation process.

  •
  Credit spreads on the Company's name—The Company obtains the quoted price of CDS contracts traded on AGM from market data sources published by third parties.

        The underlying securities of the Company's CDS contracts are predominantly corporate obligations, specifically investment grade pooled corporate CDS, high yield pooled corporate CDS and collateralized loan obligations ("CLOs"). The Company's exposure to underlying securities such as those backed by domestic RMBS and CDOs of ABS was less than one percent of the total CDS par outstanding at June 30, 2009.

        Below is an explanation of how the Company determines the current exit value for each of the following types of CDS contracts:

  •
  Pooled Corporate CDS Contracts:

  •
  investment grade pooled corporate CDS;

  •
  high yield pooled corporate CDS; and

  •
  CDS of funded CDOs and CLOs.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

        Pooled Corporate CDS Contracts:    A pooled corporate CDS contract insures the default risk of a pool of referenced corporate entities. As there is no observable exchange trading of bespoke pooled corporate CDS, the Company values these contracts using an internal pricing model that uses the mid-point of the bid and ask prices (the "mid-market price") of dealer quotes on specific indexes as inputs to its pricing model, principally the Dow Jones CDX for domestic corporate CDS ("DJ CDX") and iTraxx for European corporate CDS ("iTraxx"). The mid-market price is a practical expedient for the fair-value measurement within a bid-ask spread. For those pooled corporate CDS contracts that include both domestic and foreign reference entities, the Company applies the iTraxx price in proportion to the pool of applicable foreign reference entities comprising the pool by calculating a weighted average of the DJ CDX and iTraxx quoted prices.

        The Company's valuation process for pooled corporate CDS involves stratifying the pools into either investment grade credits or high-yield credits and then by remaining term to maturity, consistent with the reference indexes. Within maturity bands, further distinction is made for contracts that have higher attachment points. Both the DJ CDX and iTraxx indices provide quoted prices for standard attachment and detachment points (or "tranches") for contracts with maturities of three, five, seven and ten years.

        Prices quoted for these tranches do not represent perfect pricing references, but are the only relevant market-based information available for this type of non-traded contract. The recent market volatility in the index tranches has had a significant impact on the estimated fair value of the Company's portfolio of pooled corporate CDS.

        Investment-Grade Pooled Corporate CDS Contracts:    The Company applies quoted prices to its investment-grade pooled corporate CDS contracts ("IG CDS") by stratifying its IG CDS contracts into four maturity bands: less than 3.5 years; 3.5 to 5.5 years; 5.5 to 7.5 years; and 7.5 to 10 years. Within the maturity bands, further distinction is made for contracts that have a significantly higher starting attachment point (usually 30% or higher).

        The CDX North America IG Index ("CDX IG Index") is comprised of prices sourced from 125 North American investment grade CDS quoted (each, an "Index CDS") and is supported by at least 10 of the largest CDS dealers. In addition to the full capital structure, the CDX IG Index also provides price quotes for various tranches delineated by attachment and detachment points: 0 to 3%; 3 to 7%; 7 to 10%; 10 to 15%; 15 to 30% and 30 to 100%. Approximately every six months, a new "series" of the CDX IG Index is published ("on-the-run") based on a new grouping of 125 Index CDS, which changes the composition of the 125 Index CDS of older ("off-the-run") series. Each quarter, the Company compares the composition of the 125 Index CDS in both the on-the-run and off-the run series of the CDX IG Index to the CDS pool referenced by the Company's IG CDS contracts (the "reference CDS pool") and uses the average of the series of the CDX IG Index and the comparable iTraxx Index that most closely relates to the credit characteristics of the Company's IG CDS contracts, mainly the Weighted-Average Rating Factor ("WARF"), of the Company's IG CDS contracts. The Company also remodels each of its contracts to determine if the credit quality remains comparable to that of the relevant index. WARF is a 10,000 point scale developed by Moody's that is used as an indicator of collateral pool risk. A higher WARF indicates a lower average collateral rating.

        The Company calibrates the quoted index price to the approximate attachment points for its IG CDS contracts by calculating the weighted average of the given quoted tranche prices for IG CDS of a given maturity using the CDX IG Index and iTraxx quoted tranche widths. The relevant widths of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

quoted tranches used by the two indices differ. DJ CDX uses tranches of 10 to 15%, 15 to 30%, and 30 to 100%, resulting in tranche widths of five, 15 and 70 percentage points, whereas iTraxx uses tranches of 9 to 12%, 12 to 22% and 22 to 100%, resulting in tranche widths of three, 10 and 78 percentage points.

        The Company's IG CDS contracts typically attach at 10% or higher. The following table indicates AGM's typical attachment points at origination and total tranche widths:

Portfolio Classification	Index Quoted Duration	AGM's Typical Original Attachment Point	AGM's Total Tranche Width
	(in years)
Less than 3.5 Yrs	3	10%	90%
3.5 to 5.5 Yrs	5	10	90
5.5 to 7.5 Yrs:
Lower attachment	7	15	85
Higher attachment	7	30	70
7.5 to 10 Yrs:
Lower attachment	10	15	85
Higher attachment	10	30	70

        To calculate the weighted average price for the entire tranche width of the Company's IG CDS (the "total tranche width"), a price is obtained for each quoted tranche comprising the total tranche width, and the sum of the weighted average prices is divided by the total tranche width. The price for each quoted tranche is the mid-market of the quoted price for that tranche, weighted by the width of that tranche. The following table illustrates the calculation of the weighted-average price of the Company's IG CDS contracts with a maturity of up to 3.5 years, given quoted CDX IG tranche prices of 134.5 basis points, 50.5 basis points and 22.4 basis points for the 10 to 15%, 15 to 30%, and 30 to 100% tranches, respectively.

	CDX IG Mid-Market Price Multiplied by the Tranche Width
					Total Tranche Width	Weighted Average Price
AGM Portfolio Classification Attachment/Detachment	10 to 15%	15 to 30%	30 to 100%	Total
Less than 3.5 Yrs	134.5 bps × 5 = 672.5	50.5 bps × 15 = 757.5	22.4 bps × 70 = 1,568.0	2,998.0	90	33.3 bps

        The Company applies a factor to the quoted prices (the "IG calibration factor"). The calibration factor is intended to calibrate the index price to each of the Company's pooled corporate investment grade CDS contracts, which reference pools of entities that are typically of lower average credit quality than those reflected in the CDX IG Index. The IG calibration factor is determined for each IG CDS contract by calibrating the WARF of the index so that it approximately equals the WARF of each IG CDS contract. To do so, the Company recalculates the index price after removing from the index the reference obligations that have the highest ratings. This recalculated index price is then divided by the unadjusted index price to arrive at the IG calibration factor. At June 30, 2009, the IG calibration factor applied to the Company's IG CDS contracts ranged from 126% to 573% of the WARF of the index.

        The Company's Transaction Oversight Group reviews the pooled corporate CDS portfolio regularly and no less than quarterly and factors in any rating changes. Any new reported credit events under a given CDS contract are factored into the contract's deductible level. As such credit events occur, the contract's attachment point is recalculated based on the revised deductible amount to determine if the attachment point for each contract in the portfolio continues to be at a "Super Triple-A" credit rating.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

        To arrive at the exit value premium applied to each of the Company's IG CDS contracts, the Company:

  (a)
  determines the weighted average of the mid-market prices for the applicable tranches by (1) multiplying the mid-market price for each tranche by the tranche width and (2) dividing the total amount derived by the total tranche width, using CDX IG and iTraxx quoted prices (as shown above); and then

  (b)
  applies the IG calibration factor and the cost for counterparties to hedge the Company's name (approximately 25% of the Company's CDS spread of 1,047 bps) to the weighted-average market price determined for each maturity band (as shown below).

        Below is an example of the pricing algorithm that is applied to the Company's domestic IG CDS contracts with durations of 0.0 to 3.5 years, assuming an average IG calibration factor of 257%, and a cost to hedge the Company's name equaling 25% of the Company's 5 year CDS spread which was trading at 1,047 bps, to determine the exit premium value at June 30, 2009:

Index Duration	Unadjusted Quoted Price	After IG Calibration Factor	Less the Cost to hedge the Company's Name	Adjusted Contract Value	Floor
3 yrs	33.3 bps	85.6 bps	(261.8) bps	(176.2) bps	7.0 bps

        In this example, the implied premium for this specific transaction was a negative (176.2) bps. Management deemed that the result was not meaningful, as the Company would never pay a counterparty to be put on risk. Therefore, the Company derived a floor, which is a price below which the Company would not close a new transaction. The floor is calculated using internal return on equity ("ROE") models, historical transactions closed in previous quarters, and management assumptions. In this example, the transaction was marked at a floor of 7.0 bps.

        High-Yield Pooled Corporate CDS Contracts:    In order to estimate the market price for high-yield pooled corporate CDS contracts ("HY CDS"), the Company uses the average of the dealer mid-market prices obtained for the most senior quoted of the respective three-year, five-year and seven-year tranches of the CDX North America High Yield Index ("CDX HY Index"). The CDX HY Index is comprised of prices sourced from 100 of the most liquid North American high yield CDS quoted (each, an "Index CDS") and is supported by more than 10 of the largest CDS dealers. In addition to the full capital structure, the CDX HY Index also provides price quotes for various tranches delineated by attachment and detachment points: 0 to 10%; 10 to 15%; 15 to 25%; 25 to 35%; and 35 to 100%. The Company uses an average of the dealer mid-market quotes of the index because the Company believes that dealer price quotes have historically been indicative of where trades have been executed in the high-yield market.

        The Company applies a factor to the quoted prices (the "HY calibration factor"). The HY calibration factor is intended to calibrate the index price to each of the Company's pooled corporate high-yield CDS contracts, which reference pools of entities that are typically of higher average credit quality than those reflected in the CDX HY Index. The HY calibration factor is determined for each HY CDS contract by calibrating the WARF of the index so that it approximately equals the WARF of each HY CDS contract. To do so, the Company recalculates the index price after removing from the index the reference obligations that have the lowest ratings. This recalculated index price is then

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

divided by the unadjusted index price to arrive at the HY calibration factor. At June 30, 2009, the HY calibration factor applied to the Company's HY CDS contracts ranged from 33% to 100% of the WARF of the index

        Approximately every six months, a new "series" of the CDX HY Index is published ("on-the-run") based on a new grouping of 100 single name CDS, which changes the composition of the Index of older ("off-the-run") series. The Company compares the composition of the Index in both the on-the-run and off-the-run series of the HY index to each CDS pool (i.e., "reference entities" or companies included in each contract) referenced by the Company's contracts (the "reference CDS pool"). Based on that comparison, the Company determines which of the actively quoted series most closely relates to the credit characteristics, mainly with reference to the WARF, of the Company's HY CDS contracts, and then uses the average of dealer quotes of that series. The Company also remodels each of its contracts to determine if the credit quality remains comparable to that of the relevant index.

        To arrive at the exit value premium that is applied to each of the Company's CDS contracts in a given maturity band, the cost to hedge the Company's name equaling 25% of the Company's 5 year CDS spread which was trading at 1,047 bps is applied to the weighted-average market price determined for that maturity band.

  •
  For purposes of this calculation, the Company's HY CDS contracts are stratified into three maturity bands: less than 3.5 years; 3.5 to 5.5 years; and 5.5 to 7.5 years.

  •
  Each quarter, the average of the series of the CDX HY or iTraxx that most closely relates to the credit characteristics of the CDS contracts in the Company's portfolio is used. In some cases it may be the most recently published series of those indices, but in other cases, it may be the previously published series to the extent that it is still being published.

  •
  The appropriate HY calibration factor and the cost to hedge the Company's name are applied to the average of the quotes received at June 30, 2009.

        Below is an example of the pricing algorithm that is applied to the Company's domestic HY CDS contracts with durations of 0.0 to 3.5 years, assuming an average HY calibration factor of 71% to determine the exit premium value at June 30, 2009:

Index Duration	Unadjusted Quoted Price	After HY Calibration Factor	Less the Cost to hedge the Company's Name	Adjusted Contract Value	Floor
3 yrs	193.5 bps	136.3 bps	(261.8) bps	(125.5) bps	7.0 bps

        In this example, the implied premium for this specific transaction was a negative (125.5) bps. Management deemed that the result was not meaningful, as the Company would never pay a counterparty to be put on risk. Therefore, the Company derived a floor, which is a price below which the Company would not close a new transaction at. The floor is calculated using internal ROE models, historical transactions closed in previous quarters, and management assumptions. In this example, the transaction was marked at a floor of 7.0 bps.

        CDS of Funded CDOs and CLOs:    Prior to August 2008, the Company sold protection to financial institutions in a principal-to-principal market in which transactions are highly customized and negotiated independently. The Company therefore cannot observe "exit" prices for the CDS contracts

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

it writes in this market since these contracts are not transferable. In the absence of a principal exit market, the Company determines the fair value of a CDS contract it writes by using an internally-developed estimate of an "exit price" that a hypothetical market participant (i.e., a similarly rated monoline financial guarantee insurer, or "monoline insurer") would accept to assume the risk from the CDS writer on the measurement date, on terms identical to the contract written by the CDS writer. The Company believes this approach is reasonable because the hypothetical exit market has been defined as other monoline insurers. In essence, the exit market participants are the same as the monoline participants competing in the entry market.

        As with pooled corporate CDS, there is no observable exchange trading of CDS of funded CDOs and CLOs. The price of protection charged by a CDS writer is based on the "credit spread component" of the "all-in credit spread" of funded CLOs, as quoted by underwriter participants. As the all-in credit spread for a given CLO may not always be observable in the market, the CDS writer often utilizes an index, published by an underwriter participant, such as the "all-in" LIBOR spread for Triple-A rated cash-funded CLOs (the "Triple-A CLO Funded Rate") as published by J.P. Morgan Chase & Co. The Triple-A CLO Funded Rate is an all-in credit spread that includes both a funding and credit spread component.

        The CDS protection of a CLO provided by the Company is priced to capture only the credit spread component, as the CDS writer is not providing funding for the CLO, only credit protection. The contracts on which the Company has provided credit protection are regularly evaluated to ascertain whether or not the original Triple-A credit rating is still considered appropriate. The Company determines the exit value premium for all these CDS of CLO contracts in its portfolio that are rated Triple-A with reference to the Triple-A CLO Funded Rate, which is currently the only regularly and frequently quoted rate observable in the market. The Triple-A CLO Funded Rate was 600 bps at June 30, 2009. The Company applies a credit component factor to the Triple-A CLO Funded Rate as a means of estimating the fair value of its Triple-A rated contract, which only refers to the credit component. The credit and funding components were 50% each as of June 30, 2009. The components are determined judgmentally and can vary based on estimates provided to the Company by external market participants, specifically purchasers of CDS protection on Triple-A CLO risk and investors in Triple-A CLO bonds.

        The following is an example of how changes in gross spreads, the Company's own credit spread and the cost to buy protection on the Company affect the amount of premium the Company can demand for its credit protection. Scenario 1 represents the market conditions in effect on the transaction date and Scenario 2 represents market conditions at a subsequent reporting date.

	Scenario 1		Scenario 2
	bps	% of Total	bps	% of Total
Original Gross Spread/Cash Bond Price (in Bps)	185		500
Bank Profit (in Bps)	115	62%	50	10%
Hedge Cost (in Bps)	30	16%	440	88%
AGM Premium Received Per Annum (in Bps)	40	22%	10	2%

        In Scenario 1, the gross spread is 185bps. The bank or deal originator captures 115bps of the original gross spread and hedges 10% of its exposure to AGM, when the CDS spread on AGM was

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

300bps (300bps × 10% = 30bps). Under this scenario AGM received premium of 40bps, or 22% of the gross spread.

        In Scenario 2, the gross spread is 500bps. The bank or deal originator captures 50bps of the original gross spread and hedges 25% of its exposure to AGM, when the CDS spread on AGM was 1,760bps (1,760bps × 25% = 440bps). Under this scenario AGM would receive premium of 10bps, or 2% of the gross spread.

        The Company corroborates the assumptions in its fair value model, including the amount of exposure to the Company hedged by its counterparties, with independent third parties each reporting period. Recent increases in the CDS spread on AGM have resulted in the bank or deal originator hedging a greater portion of its exposure to AGM. This has the effect of reducing the amount of contractual cash flows AGM can capture for selling its protection.

        The amount of premium a financial guaranty insurance market participant can demand is inversely related to the cost of credit protection on the insurance company as measured by market credit spreads. This is because the buyers of credit protection typically hedge a portion of their risk to the financial guarantor, due to the fact that contractual terms of financial guaranty insurance contracts typically do not require the posting of collateral by the guarantor. The widening of a financial guarantor's own credit spread increases the cost to buy credit protection on the guarantor, thereby, reducing the amount of premium the guarantor can capture out of the gross spread on the deal. The extent of the hedge depends on the types of instruments insured and the current market conditions.

        Other Structured Obligations Valuation:    For CDS for which observable market value information is not available, management applies its best judgment to estimate the appropriate current exit value premium, and takes into consideration the Company's estimation of the price at which the Company would currently charge to provide similar protection, and other factors such as the nature of the underlying reference credit, the Company's attachment point, and the tenor of the CDS contract.

  Fair Value of CDS Contracts in which the Company Purchases Protection

        When the Company reinsures its policies that insure CDS, GAAP characterizes such transactions as if the Company purchased protection for CDS contracts it wrote. The Company's use of reinsurance to mitigate risk exposures for CDS contracts and for financial guaranty insurance policies is identical as they involve the same reinsurers, the same underwriting process evaluating the reinsurers and the same credit risk management and surveillance processes supporting the reinsurance function. The Company enters into reinsurance agreements on policies insuring CDS contracts primarily on a quota share basis. Under a quota share reinsurance agreement with a reinsurer, the Company cedes to the reinsurer a proportionate share of the risk and premium.

        The determination of the hypothetical exit market is a key factor in determining the fair value of protection purchased (the "ceded" or "reinsurance" contract) with respect to a CDS contract insured by a financial guarantor (the "direct contract"). GAAP requires that the valuation premise, used to measure the fair value of an asset, must consider the asset's "highest and best use" from the perspective of market participants. Generally, the valuation premise used for a financial asset is "in-exchange" since this type of asset provides maximum value to market participants on a stand- alone basis. The maximum value of a ceded contract to the CDS writer's exit market participants is in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

combination with the CDS writer's direct contract. Therefore the appropriate valuation premise to use for a ceded contract is the "in-use" premise.

        The Company determines the fair value of a CDS contract in which it purchases protection from a reinsurer (the "ceded CDS contract") as the proportionate percentage of the fair value of the related written CDS contracts, adjusted for any ceding commission and consideration of counterparty risk. In quota share reinsurance agreements, the assuming reinsurer typically pays a ceding commission periodically over the life of the policy insuring the CDS contract to the ceding company that is intended to defray the ceding company's costs for the services it provides to the reinsurer, such as risk selection, underwriting activities and ongoing servicing and reporting. As an element of the fair value of the ceded CDS insurance policy, the ceding commission paid to the ceding company represents the ceding company's profit on the ceded CDS insurance policy after considering counterparty credit risk, (i.e., the difference between (a) the price of the protection the ceding company purchased from the reinsurer, which is net of the ceding commission, and (b) the price that the ceding company would receive to exit the ceded CDS insurance policy in its principal market, which is comprised of other ceding insurers of comparable credit standing). The Company applies a credit valuation adjustment to the fair value of a ceded insurance policy due from a reinsurer if the reinsurer's credit quality (as determined by CDS price if available, or if not, its credit rating) is less than that of the Company's based upon the premise that the exit market for these contracts would be another monoline financial guarantee insurer that has similar credit rating or spread as the Company.

  Insured Interest Rate Swaps and Financial Guaranty Contracts Deemed to be Derivatives

        The Company insures IR swaps entered into in connection with the issuance of certain public finance obligations. Because the financial guaranty contract insures a derivative, the financial guaranty contract is deemed to be a derivative under GAAP. Therefore, the contract is required to be carried at fair value, with the change in fair value being recorded in the determination of net income (loss). As there is no observable market for these policies, the fair value of these contracts is determined by using an internally-developed model and, therefore, they are classified as Level 3 in the valuation hierarchy.

        Under GAAP, insured NIM securitizations issued in connection with certain mortgage-backed security financings and financial guaranty contracts with embedded derivatives are deemed to be hybrid instruments that contain an embedded derivative if they were issued after January 1, 2007. The Company elected to record these financial instruments at fair value. Changes in the fair value of these contracts are recorded in the consolidated statements of operations. As there is no observable market for these policies, the fair value of these contracts is based on internally-derived estimates and they are, therefore, classified as Level 3 in the valuation hierarchy.

FP Segment Derivatives

        Derivatives in the FP segment are valued using a pricing model that uses observable market inputs, such as interest rate curves, foreign exchange rates and inflation indices. These derivatives are therefore classified as Level 2 in the valuation hierarchy, except for exchange traded futures contracts, which are classified as Level 1 or Level 3 if any of the significant model inputs were not observable in the market.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

Other Assets and Other Liabilities

        Other assets primarily include receivables for securities sold and committed preferred trust securities ("CPS"). As there is no observable market for the Company's CPS, fair value of the CPS is based on internally-derived estimates and, therefore, is categorized as Level 3 in the fair value hierarchy.

        The Company determined the fair value of the CPS by estimating the fair value of a floating rate security with an estimated market yield reflective of the underlying committed preferred security structure and the relevant coupon based on the capped auction rate.

        Other liabilities include payables for securities purchased and derivative obligations. The carrying amount for receivables for securities sold and payable for securities purchased is cost, which approximates fair value because of the short maturity.

FP Segment Debt

        The fair value of the FP segment debt is determined based on a discounted cash flow model. Fair value calculated by these models includes assumptions for interest rate curves based on selected benchmark securities and weighted average expected lives. In addition, the valuation of the fair-valued liabilities includes an adjustment to reflect the credit quality of AGM that represents the impact of changes in market credit spreads on these liabilities. The fair-valued liabilities are categorized as Level 3 in the valuation hierarchy. See Note 5 for a description of the FP segment debt for which the Company elected the fair value option.

        The following tables present the financial instruments carried at fair value at June 30, 2009 and December 31, 2008, by caption on the consolidated balance sheet and its corresponding valuation hierarchy.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

	At June 30, 2009
	Level 1	Level 2	Level 3	FIN 39 Netting(1)	Total
	(in thousands)
Assets:
General investment portfolio, available for sale:
Bonds	$—	$5,203,410	$1,644	$—	$5,205,054
Equity securities	1,322	—	—	—	1,322
Short-term investments	27,505	547,783	—	—	575,288
Financial products segment investment portfolio:
Available-for sale bonds	—	14,130	808,064	—	822,194
Short-term investments	17,369	—	—	—	17,369
Assets acquired in refinancing transactions	—	21,266	127,477		148,743
FP segment derivatives	—	674,596	59,273	(432,860)	301,009
Credit derivatives(2)	—	—	308,687	—	308,687
Other assets:
DCP and SERP	22,264	—	—	—	22,264
CPS	—	—	81,415	—	81,415

Total assets at fair value	$68,460	$6,461,185	$1,386,560	$(432,860)	$7,483,345

Liabilities:
FP segment debt	$—	$—	$6,222,231	$—	$6,222,231
Credit derivatives	—	—	920,018	—	920,018
Other liabilities:	—	—	—	—	—
Other financial guarantee segment derivatives	—	(69)	—	—	(69)

Total liabilities at fair value	$—	$(69)	$7,142,249	$—	$7,142,180

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

	At December 31, 2008
	Level 1	Level 2	Level 3	FIN 39 Netting(1)	Total
	(in thousands)
Assets:
General investment portfolio, available for sale:
Bonds	$—	$5,238,081	$45,167	$—	$5,283,248
Equity securities	374	—	—	—	374
Short-term investments	12,502	639,354	—	—	651,856
Financial products segment investment portfolio:
Available-for sale bonds	—	2,390,325	7,292,973	—	9,683,298
Short-term investments	471,480	—	—	—	471,480
Trading portfolio	—	—	147,241	—	147,241
Assets acquired in refinancing transactions	—	20,962	117,814	—	138,776
FP segment derivatives	63,972	1,622,201	(116,781)	(1,057,868)	511,524
Credit derivatives(2)	—	—	287,449	—	287,449
Other assets:
DCP and SERP	90,616	88	—	—	90,704
CPS	—	—	100,000	—	100,000

Total assets at fair value	$638,944	$9,911,011	$7,873,863	$(1,057,868)	$17,365,950

Liabilities:
FP segment debt	$—	$—	$8,030,909	$—	$8,030,909
FP segment derivatives	—	102,617	23,356	—	125,973
Credit derivatives	—	—	1,543,809	—	1,543,809
Other liabilities:
Other financial guarantee segment derivatives	—	(112)	—	—	(112)

Total liabilities at fair value	$—	$102,505	$9,598,074	$—	$9,700,579

(1)
As permitted by GAAP, the Company has elected to net derivative receivables and payables and the related cash collateral received under a master netting agreement.

(2)
At June 30, 2009 and December 31, 2008, approximately 68% and 97% or $209.8 million and $278.1 million, respectively, of the credit derivative asset in the "assets: credit derivatives" line item above represented the fair value of derivative contracts where the Company purchases protection on its CDS exposure. The remaining 32% and 3% or approximately $99.2 million and $9.3 million, respectively, relates to the fair value of certain of the Company's primary contracts (i.e., sold protection), where the fair value is in an asset position because the cash flows necessary to exit such a contract, including the effect of the Company's creditworthiness as determined by CDS referencing the Company's principal insurance subsidiary, would be less than the contractual cash flows to be received. Reinsurance and direct derivative contracts, which call for contractual fees below (reinsurance) or in excess of (direct contracts) the current market price, represent a benefit to the Company and, accordingly, are accounted for as credit derivative assets.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

Non-Recurring Fair Value Measurements

        Mortgage loans in the portfolio of assets acquired in refinancing transactions are carried at the lower of cost or market on an aggregated basis. At June 30, 2009 and December 31, 2008, such investments were carried at their market value of $12.2 million and $13.8 million, respectively. The mortgage loans are classified as Level 3 of the fair value hierarchy as there are significant unobservable inputs used in the valuation of such loans. An indicative dealer quote is used to price the non-performing portion of these mortgage loans. The performing loans are valued using management's determination of future cash flows arising from these loans, discounted at the rate of return that would be required by a market participant. This rate of return is based on indicative dealer quotes.

Changes in Level 3 Recurring Fair Value Measurements

        The tables below include a rollforward of the balance sheet amounts for the three and six months ended June 30, 2009 and 2008 for financial instruments classified by the Company within Level 3 of the valuation hierarchy. When a determination is made to classify a financial instrument within Level 3, the determination is based upon the significance of the unobservable data to the overall fair value measurement. However, Level 3 financial instruments may include, in addition to the unobservable or Level 3 components, observable components. Accordingly, the gains and losses in the table below include changes in fair value due in part to observable factors that are part of the valuation methodology. Level 3 assets were 5.7% and 38.9% of total assets at June 30, 2009 and December 31, 2008, respectively. Level 3 liabilities were 32.7% and 37.7% of total liabilities at June 30, 2009 and December 31, 2008, respectively.

Level 3 Rollforward

		Three Months Ended June 30, 2009
								Change in Unrealized Gains (Losses) Related to Financial Instruments Held at June 30, 2009
		Total Pre-tax Realized/ Unrealized Gains (Losses)(1) Recorded in:
	Fair Value at March 31, 2009				Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3(2)	Fair Value at June 30, 2009
		Net Income (Loss)		Other Comprehensive Income (Loss)
	(in thousands)
General investment portfolio, available for sale:
Bonds	$37,701	$(6,963)		$9,164	$(38,258)	$—	$1,644	$(58)
FP segment available-for sale bonds	773,546	(9,268	)(4)	43,786	—	—	808,064	43,786
Assets acquired in refinancing transactions	135,673	2,068	(6)		(10,264)	—	127,477	2,221
FP segment debt	(6,639,362)	(157,524	)(7)	—	574,655	—	(6,222,231)	327,339
Net FP segment derivatives(8)	59,098	175	(9)	—	—	—	59,273	175
CPS	115,700	(34,285	)(5)	—	—	—	81,415	(34,285)
Net credit derivatives(8)	(690,248)	184,862	(10)	—	(105,945)	—	(611,331)	73,739

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

		Three Months Ended June 30, 2008
								Change in Unrealized Gains (Losses) Related to Financial Instruments Held at June 30, 2008
		Total Pre-tax Realized/ Unrealized Gains (Losses)(1) Recorded in:
	Fair Value at March 31, 2008				Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3(2)	Fair Value at June 30, 2008
		Net Income (Loss)		Other Comprehensive Income (Loss)
	(in thousands)
General investment portfolio, available for sale:
Bonds	$56,002	$—		$352	$5,447	$—	$61,801	$—
Equity securities	38,070	(38,000	)(3)	930	—	—	1,000	(38,000)
FP segment available for sale bonds	12,244,023	(1,072,248	)(4)	633,763	(396,300)	—	11,409,238	(1,072,248)
FP trading portfolio	191,885	(22,923	)(5)	—	—	—	168,962	(22,923)
Assets acquired in refinancing transactions	154,398	(1,172	)(6)	(2,472)	(7,775)	—	142,978	(1,172)
FP segment debt	(9,221,619)	1,041,774	(7)	—	(27,602)	—	(8,207,447)	1,044,870
Net FP segment derivatives(8)	(8,610)	(27,044	)(9)	—	—	(3,635)	(39,289)	(29,712)
CPS	32,000	24,000	(5)	—	—	—	56,000	24,000
Net credit derivatives(8)	(1,024,584)	248,085	(10)	—	(31,147)	—	(807,646)	242,118

(1)
Realized and unrealized gains/(losses) from changes in values of Level 3 financial instruments represent gains/(losses) from changes in values of those financial instruments only for the periods in which the instruments were classified as Level 3.

(2)
Transfers are assumed to be made at the beginning of the period.

(3)
Included in net realized gains (losses) from general investment portfolio.

(4)
Reported in net interest income from financial products segment if designated in a qualifying fair-value hedging relationship, or net realized gains (losses) from financial products segment if determined to be OTTI.

(5)
Reported in net unrealized gains (losses) on financial instruments at fair value.

(6)
Reported in net unrealized gains (losses) on financial instruments at fair value.

(7)
Unrealized gains are reported in net unrealized gains (losses) on financial instruments at fair value and interest expense is recorded in net interest expense from financial products segment.

(8)
Represents net position of derivatives. The consolidated balance sheet presents gross assets and liabilities based on net counterparty exposure.

(9)
Reported in net interest income from financial products segment if designated in a qualifying fair-value hedging relationship, or net realized and unrealized gains (losses) on derivative instruments if not so designated.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

(10)
Reported in net change in fair value of credit derivatives.

		Six Months Ended June 30, 2009
								Change in Unrealized Gains (Losses) Related to Financial Instruments Held at June 30, 2009
		Total Pre-tax Realized/ Unrealized Gains (Losses)(1) Recorded in:
	Fair Value at December 31, 2008				Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3(2)	Fair Value at June 30, 2009
		Net Income (Loss)		Other Comprehensive Income (Loss)
	(in thousands)
General investment portfolio, available for sale:
Bonds	$45,167	$(6,963)		$10,972	$(47,532)	$—	$1,644	$(53)
FP segment available-for sale bonds	7,292,973	(392,170	)(4)	36,870	(6,129,609)	—	808,064	46,454
FP trading portfolio	147,241	(16,831	)(5)	—	(130,410)	—	—	—
Assets acquired in refinancing transactions	117,814	24,931	(6)	—	(15,268)		127,477	25,240
FP segment debt	(8,030,909)	237,056	(7)	—	1,571,622	—	(6,222,231)	420,480
Net FP segment derivatives(8)	(140,138)	54,245	(9)	—	145,166	—	59,273	54,075
CPS	100,000	(18,585	)(5)	—	—	—	81,415	(18,585)
Net credit derivatives(8)	(1,256,360)	712,302	(10)	—	(67,273)	—	(611,331)	622,079

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.     FAIR VALUE MEASUREMENT (Continued)

		Six Months Ended June 30, 2008
								Change in Unrealized Gains (Losses) Related to Financial Instruments Held at June 30, 2008
		Total Pre-tax Realized/ Unrealized Gains (Losses)(1) Recorded in:
	Fair Value at January 1, 2008				Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3(2)	Fair Value at June 30, 2008
		Net Income (Loss)		Other Comprehensive Income (Loss)
	(in thousands)
General investment portfolio, available for sale:
Bonds	$60,273	$—		$(1,571)	$3,099	—	$61,801	$—
Equity securities	39,000	(38,000	)(3)	—	—	—	1,000	(38,000)
FP segment available for sale bonds	14,764,502	(1,037,184	)(4)	(1,583,680)	(734,400)	—	11,409,238	(1,037,184)
FP trading portfolio	250,575	(81,613	)(5)	—	—	—	168,962	(81,613)
Assets acquired in refinancing transactions	170,492	(3,206	)(6)	(3,563)	(20,744)	—	142,979	(3,206)
FP segment debt	(9,367,135)	606,555	(7)	—	553,133	—	(8,207,447)	609,651
Net FP segment derivatives(8)	591,325	(48,145	)(9)	—	—	(582,469)	(39,289)	(34,992)
CPS	—	56,000	(5)	—	—	—	56,000	56,000
Net credit derivatives(8)	(537,321)	(204,870	)(10)	—	(65,455)	—	(807,646)	(212,650)

(1)
Realized and unrealized gains/(losses) from changes in values of Level 3 financial instruments represent gains/(losses) from changes in values of those financial instruments only for the periods in which the instruments were classified as Level 3.

(2)
Transfers are assumed to be made at the beginning of the period.

(3)
Included in net realized gains (losses) from general investment portfolio.

(4)
Reported in net interest income from financial products segment if designated in a qualifying fair-value hedging relationship, or net realized gains (losses) from financial products segment if determined to be OTTI.

(5)
Reported in net unrealized gains (losses) on financial instruments at fair value.

(6)
Reported in net unrealized gains (losses) on financial instruments at fair value.

(7)
Unrealized gains are reported in net unrealized gains (losses) on financial instruments at fair value and interest expense is recorded in net interest expense from financial products segment.

(8)
Represents net position of derivatives. The consolidated balance sheet presents gross assets and liabilities based on net counterparty exposure.

(9)
Reported in net interest income from financial products segment if designated in a qualifying fair-value hedging relationship, or net realized and unrealized gains (losses) on derivative instruments if not so designated.

(10)
Reported in net change in fair value of credit derivatives.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

5.     FAIR VALUE OPTION

        GAAP provides an option to elect fair value as an alternative measurement for selected financial assets and financial liabilities not previously carried at fair value. The fair value option may be applied to single eligible instruments, is irrevocable and is applied only to entire instruments and not to portions of instruments. For a discussion of the Company's valuation methodologies, see Note 4.

        The Company's fair value elections were intended to mitigate the volatility in earnings that had been created by recording financial instruments and the related risk management instruments on a different basis of accounting, to eliminate the operational complexities of applying hedge accounting or to conform to the fair value elections made by the Company in 2006 under its International Financial Reporting Standards reporting to Dexia. However, where the Company elected the fair value option, the potential for volatility in the Company's financial statements relating to FP segment debt is created by: (1) incorporating the Company's own credit risk in the valuation of liabilities, which is required by GAAP, and (2) the fair value movements relating to interest rate movements on the GIC subsidiaries subsequent to the FSAM Deconsolidation Date. The following table provides detail regarding the Company's elections by consolidated balance sheet line.

Elections

        On January 1, 2008, the Company elected to record the following at fair value:

  •
  Certain FP segment debt instruments including fixed-rate GICs and VIE liabilities for which interest rate risk is hedged using interest rate derivatives in accordance with the Company's risk management strategies. The fair value election enabled the Company to record GICs hedged with IR swaps and/or foreign exchange rate swaps at fair value without having to designate them in a fair value hedge relationship. However, due to the deconsolidation of FSAM, subsequent to February 24, 2009 all derivatives hedging the GICs are no longer included in the Company's consolidated statements of operations.

  •
  Certain fixed-rate assets in the portfolio of assets acquired in refinancing transactions. The fair value election enabled the Company to record those assets that are economically hedged with derivatives at fair value without having to designate them in a fair value hedge relationship.

Changes in Fair Value under the Fair Value Option Election

        The following table presents the pre-tax changes in fair value included in the consolidated statements of operations for the three months and six month ended June 30, 2009 and 2008, for items for which the fair value election was made.

Net Unrealized Gains (Losses) on Financial Instruments at Fair Value

	Three Months Ended June 30,		Six Months Ended June 30
	2009	2008	2009	2008
	(in thousands)
Assets acquired in refinancing transactions	$2,221	$(1,345)	$25,240	$(3,206)
FP segment debt	(114,044)	1,047,426	289,424	668,095

        Included in the amounts in the table above are losses of approximately $508.7 million and gains of $732.6 million for the three months ended June 30, 2009 and 2008, respectively and losses of

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

5.     FAIR VALUE OPTION (Continued)

$396.2 million and gains of $762.8 million for the six months ended June 30, 2009 and 2008, respectively. Gains are primarily attributable to widening in the Company's own credit spread.

Aggregate Fair Value and Aggregate Remaining Contractual Principal Balance Outstanding

        The following table reflects the aggregate fair value and the aggregate remaining contractual principal balance outstanding at June 30, 2009 and December 31, 2008, for certain assets acquired in refinancing transactions and FP segment debt for which the fair value option has been elected.

	At June 30, 2009			At December 31, 2008
	Remaining Aggregate Contractual Principal Amount Outstanding		Fair Value	Remaining Aggregate Contractual Principal Amount Outstanding		Fair Value
	(in thousands)
Assets acquired in refinancing transactions	$117,548	(1)	$127,460	$133,124	(1)	$117,796
FP segment debt(2)	6,573,640		6,222,231	7,998,048		8,030,909

(1)
Includes $29.6 million and $33.8 million of loans that were 90 days or more past due at June 30, 2009 and December 31, 2008, respectively.

(2)
The fair-value adjustment for FP segment debt considers interest rate, foreign exchange rates and the Company's own credit risk.

6.     GENERAL INVESTMENT PORTFOLIO

        The credit quality of fixed-income securities in the General Investment Portfolio based on amortized cost was as follows:

General Investment Portfolio Fixed-Income Securities by Rating

At June 30, 2009 Percent of Bonds
Rating(1)
AAA(2)	40.6%
AA	38.6
A	18.3
BBB	2.2
BIG	0.1
Not Rated	0.2

Total	100.0%

(1)
Ratings are based on the lower of Moody's or S&P ratings available at June 30, 2009.

(2)
Includes U.S. Treasury obligations, which comprised 9.7% of the portfolio as of June 30, 2009.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.     GENERAL INVESTMENT PORTFOLIO (Continued)

        The General Investment Portfolio includes bonds insured by AGM ("AGM-Insured Investments") that were acquired in the ordinary course of business. Of the bonds included in the General Investment Portfolio at June 30, 2009, 5.9% were insured by AGM and 28.7% were insured by other monolines. All of the AGM-Insured Investments were investment grade without giving effect to the AGM insurance. The average shadow rating of the AGM-Insured Investments, which is the rating without giving effect to the AGM guaranty, was in the Double-A range. These assets are included in the Company's surveillance process and, at June 30, 2009, no loss reserves were anticipated on any of these assets.

        The amortized cost and fair value of the securities in the General Investment Portfolio were as follows:

General Investment Portfolio by Security Type

	At June 30, 2009
Investment Category	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$99,237	$2,220	$(12)	$101,445
Obligations of U.S. states and political subdivisions	4,306,245	116,962	(61,999)	4,361,208
Mortgage-backed securities	336,394	15,972	(78)	352,288
Corporate securities	80,650	3,626	(370)	83,906
Foreign securities(1)	323,046	7,129	(24,472)	305,703
Asset-backed securities	540	—	(36)	504

Total bonds	5,146,112	145,909	(86,967)	5,205,054
Short-term investments(2)	575,183	148	(43)	575,288

Total fixed-income securities	5,721,295	146,057	(87,010)	5,780,342
Equity securities	1,830	292	(800)	1,322

Total General Investment Portfolio	$5,723,125	$146,349	$(87,810)	$5,781,664

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.     GENERAL INVESTMENT PORTFOLIO (Continued)

	At December 31, 2008
Investment Category	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$103,725	$9,127	$(23)	$112,829
Obligations of U.S. states and political subdivisions	4,321,118	87,081	(168,414)	4,239,785
Mortgage-backed securities	408,083	13,758	(9,492)	412,349
Corporate securities	206,188	7,745	(3,562)	210,371
Foreign securities(1)	333,646	334	(50,271)	283,709
Asset-backed securities	26,081	—	(1,876)	24,205

Total bonds	5,398,841	118,045	(233,638)	5,283,248
Short-term investments(2)	651,090	825	(59)	651,856

Total fixed-income securities	6,049,931	118,870	(233,697)	5,935,104
Equity securities	1,434	—	(1,060)	374

Total General Investment Portfolio	$6,051,365	$118,870	$(234,757)	$5,935,478

(1)
The majority of foreign securities are government issues and are denominated primarily in U.K. pounds sterling.

(2)
Includes $33.3 million and $24.2 million at June 30, 2009 and December 31, 2008, respectively, of short-term investments that are restricted.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.     GENERAL INVESTMENT PORTFOLIO (Continued)

        The following table shows the gross unrealized losses and fair value of bonds in the General Investment Portfolio, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

Aging of Unrealized Losses of Bonds in General Investment Portfolio

	At June 30, 2009
Aging Categories	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value	Unrealized Loss as a Percentage of Amortized Cost
	(dollars in thousands)
Less than Six Months(1)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		$—	$—	$—	—%
Obligations of U.S. states and political subdivisions		584,939	(4,421)	580,518	(0.8)
Mortgage-backed securities		1,494	(17)	1,477	(1.1)
Corporate securities		—	—	—	—
Foreign securities		2,944	(11)	2,933	(0.4)
Asset-backed securities		199	(36)	163	(18.0)

Total	135	589,576	(4,485)	585,091	(0.8)
More than Six Months but Less than 12 Months(2)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		—	—	—	—
Obligations of U.S. states and political subdivisions		228,975	(13,960)	215,015	(6.1)
Mortgage-backed securities		—	—	—	—
Corporate securities		8,923	(370)	8,553	(4.1)
Foreign securities		145,188	(13,185)	132,003	(9.1)
Asset-backed securities		—	—	—	—

Total	92	383,086	(27,515)	355,571	(7.2)

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.     GENERAL INVESTMENT PORTFOLIO (Continued)

	At June 30, 2009
Aging Categories	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value	Unrealized Loss as a Percentage of Amortized Cost
	(dollars in thousands)
12 Months or More(3)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		274	(12)	262	(4.3)
Obligations of U.S. states and political subdivisions		684,913	(43,618)	641,295	(6.4)
Mortgage-backed securities		3,251	(61)	3,190	(1.9)
Corporate securities		—	—	—	—
Foreign securities		99,984	(11,276)	88,708	(11.3)
Asset-backed securities		—	—	—	—

Total	218	788,422	(54,967)	733,455	(7.0)
Total
U.S. Treasury securities and obligations of U.S. government corporations and agencies		274	(12)	262	(4.4)
Obligations of U.S. states and political subdivisions		1,498,827	(61,999)	1,436,828	(4.1)
Mortgage-backed securities		4,745	(78)	4,667	(1.6)
Corporate securities		8,923	(370)	8,553	(4.1)
Foreign securities		248,116	(24,472)	223,644	(9.9)
Asset-backed securities		199	(36)	163	(18.1)

Total	445	$1,761,084	$(86,967)	$1,674,117	(4.9)%

(1)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $0.3 million, or 2.4% of its amortized cost.

(2)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $2.2 million, or 10.0% of its amortized cost.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.     GENERAL INVESTMENT PORTFOLIO (Continued)

(3)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $2.4 million, or 23.5% of its amortized cost.

	At December 31, 2008
Aging Categories	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value	Unrealized Loss as a Percentage of Amortized Cost
	(dollars in thousands)
Less than Six Months(1)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		$137	$(1)	$136	(0.7)%
Obligations of U.S. states and political subdivisions		993,745	(58,846)	934,899	(5.9)
Mortgage-backed securities		8,684	(118)	8,566	(1.4)
Corporate securities		20,654	(1,459)	19,195	(7.1)
Foreign securities		220,257	(30,425)	189,832	(13.8)
Asset-backed securities		23,713	(1,476)	22,237	(6.2)

Total	311	1,267,190	(92,325)	1,174,865	(7.3)
More than Six Months but Less than 12 Months(2)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		37	(1)	36	(2.7)
Obligations of U.S. states and political subdivisions		587,069	(53,447)	533,622	(9.1)
Mortgage-backed securities		31,793	(8,310)	23,483	(26.1)
Corporate securities		24,813	(1,428)	23,385	(5.8)
Foreign securities		95,887	(18,890)	76,997	(19.7)
Asset-backed securities		1,456	(117)	1,339	(8.0)

Total	233	741,055	(82,193)	658,862	(11.1)
12 Months or More(3)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		331	(21)	310	(6.3)
Obligations of U.S. states and political subdivisions		407,344	(56,121)	351,223	(13.8)
Mortgage-backed securities		10,157	(1,064)	9,093	(10.5)
Corporate securities		8,403	(675)	7,728	(8.0)
Foreign securities		4,072	(956)	3,116	(23.5)
Asset-backed securities		912	(283)	629	(31.0)

Total	186	431,219	(59,120)	372,099	(13.7)

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.     GENERAL INVESTMENT PORTFOLIO (Continued)

	At December 31, 2008
Aging Categories	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value	Unrealized Loss as a Percentage of Amortized Cost
	(dollars in thousands)
Total
U.S. Treasury securities and obligations of U.S. government corporations and agencies		505	(23)	482	(4.6)
Obligations of U.S. states and political subdivisions		1,988,158	(168,414)	1,819,744	(8.5)
Mortgage-backed securities		50,634	(9,492)	41,142	(18.7)
Corporate securities		53,870	(3,562)	50,308	(6.6)
Foreign securities		320,216	(50,271)	269,945	(15.7)
Asset-backed securities		26,081	(1,876)	24,205	(7.2)

Total	730	$2,439,464	$(233,638)	$2,205,826	(9.6)%

(1)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $4.1 million, or 18.5% of its amortized cost.

(2)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $4.0 million, or 17.9% of its amortized cost.

(3)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $3.8 million, or 37.6% of its amortized cost.

        In the second quarter of 2009, the Company had an OTTI charge of $0.2 million attributable to several municipal bonds. In the first six months of 2009, the Company had an OTTI charge of $3.2 million attributable to several municipal bonds, corporate bonds and asset backed securities, offset in part by realized gains on sales. Management deemed these OTTI charges to be related to credit impairment and therefore recorded the entire amount in realized gain (loss).

        Management has determined that the remaining unrealized losses in fixed-income securities at June 30, 2009 are primarily attributable to the current interest rate environment and has concluded that these unrealized losses are temporary in nature based upon (a) the lack of principal or interest payment defaults on these securities, (b) the creditworthiness of the issuers, and (c) the Company's ability and current intent to hold these securities until a recovery in fair value or maturity. As of June 30, 2009 and December 31, 2008, 99.6% and 100%, respectively, of the securities that were in a gross unrealized loss position were rated investment grade. Management has based its conclusions on current facts and circumstances. Events could occur in the future that could change management conclusions about its ability and intent to hold such securities.

        The amortized cost and fair value of fixed-income investments in the General Investment Portfolio as of June 30, 2009 and December 31, 2008, by contractual maturity, are shown below. Actual maturities could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

Distribution of Fixed-Income Securities in General Investment Portfolio by Contractual Maturity

	At June 30, 2009		At December 31, 2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$973,931	$983,092	$833,163	$837,658
Due after one year through five years	674,897	694,303	1,036,673	1,046,008
Due after five years through ten years	862,345	886,135	823,928	828,063
Due after ten years	2,873,188	2,864,020	2,922,003	2,786,821
Mortgage-backed securities(1)	336,394	352,288	408,083	412,349
Asset-backed securities(2)	540	504	26,081	24,205

Total fixed-income securities in General Investment Portfolio	$5,721,295	$5,780,342	$6,049,931	$5,935,104

(1)
Stated maturities for mortgage-backed securities of two to 29 years at June 30, 2009 and of three to 30 years at December 31, 2008.

(2)
Stated maturities for asset-backed securities of six to 12 years at June 30, 2009 and of one to 15 years at December 31, 2008.

7.     VIE INVESTMENT PORTFOLIO

        AGM insures all the VIE investments that support the VIE liabilities. The credit quality of the available-for-sale securities in the VIE Investment Portfolio, without the benefit of AGM's insurance, was as follows:

Available-for-Sale Securities in the VIE Investment Portfolio by Rating

Rating(1)	At June 30, 2009 Percent of Bonds
AAA	2%
A	75
BBB	23

Total	100%

(1)
Ratings are based on the lower of Moody's or S&P ratings available at June 30, 2009.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

7.     VIE INVESTMENT PORTFOLIO (Continued)

        The amortized cost and fair value of available-for-sale bonds and short-term investments in the VIE Investment Portfolio were as follows:

Available-for-Sale Securities in the VIE Investment Portfolio by Security Type

	At June 30, 2009
Investment Category	Amortized Cost	Gross Unrealized Gains	Fair Value
	(in thousands)
Obligations of U.S. states and political subdivisions	$10,234	$3,896	$14,130
Asset-backed securities	761,609	46,455	808,064

Total available-for-sale bonds	771,843	50,351	822,194
Short-term investments	17,369	—	17,369

Total available-for-sale bonds and short-term investments	$789,212	$50,351	$839,563

	At December 31, 2008(1)
Investment Category	Amortized Cost	Gross Unrealized Gains	Fair Value
	(in thousands)
Obligations of U.S. states and political subdivisions	$12,931	$—	$12,931
Foreign securities	9,300	239	9,539
Asset-backed securities	900,862	—	900,862

Total available-for-sale bonds	923,093	239	923,332
Short-term investments	8,221	—	8,221

Total available-for-sale bonds and short-term investments	$931,314	$239	$931,553

(1)
Excludes FP Investment Portfolio and intercompany GIC investments.

        Historically, the Company had the ability and intent to hold the VIE Investment Portfolio to maturity. As of June 30, 2009, however, the Company no longer had such intent. The Company intended to, and on July 1, 2009, did transfer to Dexia the VIE Investment Portfolio as part of the separation of the FP and Financial Guaranty businesses immediately prior to the sale of FSAH and its subsidiaries, except FP subsidiaries to Assured Guaranty. As a result, the Company was required to record an OTTI charge in the consolidated statements of operations for all assets in the VIE Investment Portfolio in an unrealized loss position. OTTI was $120.9 million if the first six months of 2009. There was no OTTI charge in the VIE Investment Portfolio in the first half of 2008. No component of OTTI was recorded in accumulated other comprehensive income.

        The amortized cost and fair value of available-for-sale bonds and short-term investments in the VIE Investment Portfolio by contractual maturity are shown below. Actual maturities could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

7.     VIE INVESTMENT PORTFOLIO (Continued)

Distribution of Available-for-Sale Securities in the VIE Investment Portfolio by Contractual Maturity

	At June 30, 2009		At December 31, 2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$17,369	$17,369	$17,521	$17,760
Due after ten years	10,234	14,130	12,931	12,931
Asset-backed securities(1)	761,609	808,064	900,862	900,862

Total available-for-sale bonds and short-term investments	$789,212	$839,563	$931,314	$931,553

(1)
Stated maturities for asset-backed securities of one to 23 years at June 30, 2009 and December 31, 2008.

        Substantially all of the assets of FSA Global are pledged to secure the repayment, on a pro-rata basis, of FSA Global's notes and its other obligations.

Securities Pledged to Derivative Counterparties

        FSA Global, under the terms of its derivative agreements, is not required to pledge collateral. Its counterparties, however, may be required to pledge collateral or transfer assets to FSA Global.

        At June 30, 2009, the Company had $432.9 million of collateral from counterparties to reduce its net derivative exposure to such parties.

8.     FINANCIAL PRODUCTS SEGMENT DEBT

        FP segment debt consists of GIC and VIE debt. The obligations under GICs issued by the GIC Subsidiaries may be called at various times prior to maturity based on certain agreed-upon events. At June 30, 2009, interest rates were between 0.02% and 6.07% per annum on outstanding GICs and between 1.98% and 6.22% per annum on VIE debt. Payments due under GICs are based on expected withdrawal dates, which are subject to change, and include interest accretion of $757.6 million. Payments due under VIE debt include $683.7 million of future interest accretion on zero-coupon

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

8.     FINANCIAL PRODUCTS SEGMENT DEBT (Continued)

obligations. The following table presents the combined principal amounts due under GIC and VIE debt for the remainder of 2009, each of the next four calendar years ending December 31, and thereafter:

Expected Maturity Schedule of FP Segment Debt

Principal Amount
(in thousands)
Remainder of 2009	$3,752,332
2010	2,031,261
2011	743,564
2012	1,205,665
2013	922,253
Thereafter	5,865,738

Total	$14,520,813

9.     NOTES PAYABLE TO AFFILIATE

        The Company recorded $2.8 million of interest expense on the notes payable for the second quarter of 2009 and $3.7 million for the period from February 25, 2009 to June 30, 2009. Prior to February 24, 2009, the FSAM Deconsolidation Date, the note payable to FSAM was eliminated in consolidation.

        Principal payments due under these notes for each of the remainder of 2009, each of the next four calendar years ending December 31, and thereafter are as follows:

Expected Maturity Schedule of Note Payable to Affiliate

Expected Withdrawal Date	Principal Amount
(in thousands)
Remainder of 2009	$9,109
2010	7,509
2011	7,146
2012	20,828
2013	31,236
Thereafter	79,140

Total	$154,968

10.   OUTSTANDING EXPOSURE

        The Company's insurance policies typically guarantee the scheduled payments of principal and interest on public finance and asset-backed (including credit derivatives in the insured portfolio) obligations. The gross amount of financial guaranties in force (principal and interest) was $801.3 billion at June 30, 2009 and $813.9 billion at December 31, 2008. The net amount of financial guaranties in force was $599.8 billion at June 30, 2009 and $611.4 billion at December 31, 2008.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

10.   OUTSTANDING EXPOSURE (Continued)

        The Company seeks to limit its exposure to losses from writing financial guarantees by underwriting investment-grade obligations, diversifying its portfolio and maintaining rigorous collateral requirements on asset-backed obligations, as well as through reinsurance.

        The par outstanding of insured obligations in the public finance insured portfolio includes the following amounts by type of issue:

Summary of Public Finance Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Issues	June 30, 2009	December 31, 2008	June 30, 2009	December 31, 2008	June 30, 2009	December 31, 2008
	(in millions)
Domestic obligations
General obligation	$164,382	$155,249	$33,212	$30,186	$131,170	$125,063
Tax-supported	75,541	73,593	19,109	18,272	56,432	55,321
Municipal utility revenue	63,947	63,454	13,230	13,175	50,717	50,279
Health care revenue	20,342	21,841	9,040	9,656	11,302	12,185
Housing revenue	8,892	9,310	1,781	1,876	7,111	7,434
Transportation revenue	32,384	32,493	11,186	11,189	21,198	21,304
Education/University	9,872	9,560	1,761	1,658	8,111	7,902
Other domestic public finance	2,554	2,858	618	677	1,936	2,181

Subtotal	377,914	368,358	89,937	86,689	287,977	281,669
International obligations	41,604	40,637	16,702	16,074	24,902	24,563

Total public finance obligations	$419,518	$408,995	$106,639	$102,763	$312,879	$306,232

        The par outstanding of insured obligations in the asset-backed insured portfolio includes the following amounts by type of collateral:

Summary of Asset-Backed Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Collateral	June 30, 2009	December 31, 2008	June 30, 2009	December 31, 2008	June 30, 2009	December 31, 2008
	(in millions)
Domestic obligations
Residential mortgages	$17,576	$19,453	$2,158	$2,401	$15,418	$17,052
Consumer receivables	5,599	6,814	752	899	4,847	5,915
Pooled corporate	58,755	63,764	8,418	8,861	50,337	54,903
Other domestic asset-backed	3,217	3,194	1,738	1,626	1,479	1,568

Subtotal	85,147	93,225	13,066	13,787	72,081	79,438
International obligations	23,465	27,391	4,121	4,531	19,344	22,860

Total asset-backed obligations	$108,612	$120,616	$17,187	$18,318	$91,425	$102,298

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

11.   FEDERAL INCOME TAXES

        Through June 30, 2009, Dexia Holdings, FSA Holdings and its subsidiaries, except Financial Security Assurance International Ltd., a Bermuda insurance company, file a consolidated U.S. federal income tax return. Under the terms of a tax-sharing agreement, each company pays taxes as if a separate return were prepared.

        In addition, the Company and its subsidiaries or branches file separate tax returns in various states and local and foreign jurisdictions, including the United Kingdom, Japan, Mexico and Australia. With limited exceptions, the Company and its subsidiaries are no longer subject to income tax examinations for its 2004 and prior tax years for U.S. federal, state and local, or non-U.S. jurisdictions.

        A reconciliation of the effective tax rate with the federal statutory rate follows:

Effective Tax Rate Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30
	2009	2008	2009	2008
Tax provision (benefit) at statutory rate	35.0%	(35.0)%	35.0%	(35.0)%
Tax-exempt investments	(7.1)	(2.7)	(7.9)	(2.4)
Fair-value adjustment for committed preferred trust put options	5.9	(1.6)	1.8	(1.6)
Valuation allowance	—	—	31.3	—
Other	0.7	0.3	0.6	0.3

Total tax provision (benefit)	34.5%	(39.0)%	60.8%	(38.7)%

        The six months ended June 30, 2009 effective tax rate reflects a higher than expected tax rate of 35% due to an increase in valuation allowance of $115.1 million. The valuation allowance was recorded as a result of capital losses of FSAM for which the Company does not expect a tax benefit. Since FSAM is no longer consolidated, no valuation allowance existed at June 30, 2009. This adverse tax effect was partially offset by benefits accrued in respect of tax-exempt interest income and the non-taxable fair value adjustments related to the Company's committed preferred securities. The 2008 rate differs from the statutory rate of 35% due primarily to tax-exempt interest and the tax-exempt fair value adjustments related to the Company's committed preferred securities.

        Before the deconsolidation of FSAM, the Company had deferred tax asset of $3.4 billion primarily due to unrealized losses in FSAM's investment portfolio. As the Company was unable to definitively assert that it had the ability to hold these investments to maturity, a valuation allowance of $2.6 billion was established. The $2.6 billion valuation allowance included the positive effect of gains on fair valued liabilities at FSA Global. Subsequent to the FSAM Deconsolidation Date, the valuation allowance was removed as part of the deconsolidation of FSAM.

        Within the next 12 months, it is reasonably possible that unrecognized tax benefits for tax positions taken on previously filed tax returns will become recognized as a result of the expiration of the statute of limitations for the 2005 tax year, which, absent any extension, will close in September 2009.

        The net deferred tax asset of $546 million at June 30, 2009 consisted primarily of deferred taxes on mark to market of CDS and loss reserves, offset by other net liabilities. The Company's management has concluded that no valuation allowance was required at June 30, 2009.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

11.   FEDERAL INCOME TAXES (Continued)

        The tax benefit from CDS mark to market and loss reserves would be realizable against future ordinary income. Negative evidence includes the uncertainty of selling financial guaranty policies in the future as well as the stability of the Company's credit rating by the three principal rating agencies. However, the Company has substantial streams of future premium earnings from its in force insured portfolio, with the total aggregating to approximately $2.8 billion at June 30, 2009. Even with the uncertainty of future business and the Company's credit ratings, future premium revenues, coupled with investment income less expenses, are expected to be more than sufficient to offset current incurred losses, including credit derivatives losses. In addition, except for true credit losses, mark-to-market losses from CDS contracts will reverse over time. As the mark-to-market losses reverse, the deferred tax asset will also reverse. To the extent that true credit losses increase, the related mark-to-market losses will not fully reverse and the Company may not be able to offset such future losses against future ordinary income.

        The Company treats its CDS contracts as insurance contracts for U.S. tax purposes. The current federal tax treatment of CDS contracts is an unsettled area of tax law. Market participants are generally treating CDS contracts for tax purposes as one of the following: (1) notional principal contract ("NPC") derivative instruments, (2) guarantees, (3) insurance contracts, or (4) capital assets. The Company believes that it is more likely than not that its CDS contracts are either NPC or insurance contracts. Both receipts and payments arising from NPC and insurance contracts are characterized as ordinary income (although a termination of a CDS contract as an NPC may be treated as a capital transaction). Although the Company believes it is properly treating potential losses on its CDS contracts as ordinary, there are no assurances that the Internal Revenue Service ("IRS") will agree with the Company. Should the IRS disagree with the Company and characterize such losses, if any, as capital losses, the Company's ability to realize a related tax asset would be more limited, possibly leading to a reduction or elimination of the related deferred tax asset.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

12.   CREDIT DERIVATIVES IN THE INSURED PORTFOLIO

        The components of net change in fair value of credit derivatives are shown in the table below:

Summary of the Net Change in Fair Value of Credit Derivatives

	Three Months Ended June 30,		Six Months Ended June 30
	2009	2008	2009	2008
	(in thousands)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements(1)	$105,717	$32,660	$59,963	$68,839
Net unrealized gains (losses):
CDS:
Pooled corporate CDS:
Investment grade	58,918	145,694	244,904	(28,027)
High yield	203,808	78,447	244,523	(63,395)

Total pooled corporate CDS	262,726	224,141	489,427	(91,422)
Funded CLOs and CDOs	(42,930)	56,214	250,780	(59,915)
Other structured obligations	(132,408)	(46,493)	(94,359)	(105,801)

Total CDS	87,388	233,862	645,848	(257,138)
IR swaps and FG contracts with embedded derivatives	(8,243)	(18,437)	6,491	(16,571)

Net unrealized gains (losses)	79,145	215,425	652,339	(273,709)

Net change in fair value of credit derivatives	$184,862	$248,085	$712,302	$(204,870)

(1)
Includes paid losses of $78.5 million and $15.7 million for the three and six months ended June 30, 2009, respectively. There were no paid losses for the three and six months ended June 30, 2008.

        The fair value of credit derivatives are reported in the balance sheet as an asset or liability based on the net gain or loss position with each counterparty. The unrealized component includes the market appreciation or depreciation of the derivative contracts, as discussed in Note 4.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

12.   CREDIT DERIVATIVES IN THE INSURED PORTFOLIO (Continued)

Unrealized Gains (Losses) of the Credit Derivative Portfolio

	At June 30, 2009	At December 31, 2008
	(in thousands)
Pooled corporate CDS:
Investment grade	$(11,076)	$(255,980)
High yield(1)	(129,728)	(374,249)

Total pooled corporate CDS	(140,804)	(630,229)
Funded CLOs and CDOs	(231,356)	(478,904)
Other structured obligations(1)	(201,471)	(108,841)

Total CDS	(573,631)	(1,217,974)
IR swaps and FG contracts with embedded derivatives(1)	(37,700)	(38,386)

Total net credit derivatives	$(611,331)	$(1,256,360)

(1)
Several insured CDS and NIM securitizations had credit impairment totaling $234.2 million at June 30, 2009 and $152.4 million at December 31, 2008.

        The positive fair-value adjustments for the quarter ended June 30, 2009 were a result of the positive income effects of the Company's own credit spread widening. This positive income effect was offset in part by widening credit spreads on pooled corporate CDS and funded CDOs and CLOs, as well as structured credit products as compared to credit spreads on June 30, 2008.

        As the fair value of a CDS contract incorporates all the remaining future payments to be received over the life of the CDS contract, the fair value of that contract will change, in part, solely from the passage of time as fees are received.

        The Company's typical CDS contract is different from CDS contracts entered into by parties that are not financial guarantors because:

  •
  CDS contracts insured by AGM are neither held for trading purposes (i.e., a short-term duration contract written for the purpose of generating trading gains) nor used as hedging instruments. Instead, they are written with the intent to provide protection for the stated duration of the contract, similar to the Company's intent with regard to a financial guaranty contract.

  •
  The Company is not entitled to terminate its CDS contracts and realize a profit on a position that is "in the money." A counterparty to a CDS contract insured by AGM generally is not able to force the Company to terminate a CDS contract that is "out of the money."

  •
  The liquidity risk present in most CDS contracts sold outside the financial guaranty industry (i.e., the risk that the CDS writer would be required to make cash payments) is not present in a CDS contract sold by a financial guarantor. Terms of the CDS contracts are designed to replicate the payment provisions of financial guaranty contracts in that (a) losses, if any, are generally paid over time subject to market value termination payments generally due in the event of insurer insolvency, and (b) the financial guarantor is not required to post collateral to secure its obligation under the CDS contract.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

12.   CREDIT DERIVATIVES IN THE INSURED PORTFOLIO (Continued)

        CDS contracts in the asset-backed insured portfolio represent approximately 74% of total asset-backed par outstanding. The Company has grouped CDS contracts by major category of underlying instrument for purposes of internal risk management and external reporting. The tables below summarize the credit rating, net par outstanding and remaining weighted average lives for the primary components of the Company's CDS portfolio. Net par outstanding in the table below is also included in the tables in Note 10.

Selected Information for CDS Portfolio

	At June 30, 2009
	Credit Ratings
								Remaining Weighted Average Life
	Triple-A*(1)	Triple-A		Double-A	Other Investment Grades(2)	Below Investment Grade(3)	Net Par Outstanding(4)
							(in millions)	(in years)
Pooled Corporate CDS:
Investment grade	100%	—%		—%	—%	—%	$15,993	3.9
High yield	35	64		—	—	1	13,033	2.1
Funded CDOs and CLOs	28	65	(5)	7	0	0	29,775	3.3
Other structured obligations(6)	7	21	(5)	14	45	13	4,074	4.4

Total	46	46		4	3	1	$62,875	3.3

	At December 31, 2008
	Credit Ratings
								Remaining Weighted Average Life
	Triple-A*(1)	Triple-A		Double-A	Other Investment Grades(2)	Below Investment Grade(3)	Net Par Outstanding(4)
							(in millions)	(in years)
Pooled Corporate CDS:
Investment grade	100%	—%		—%	—%	—%	$17,464	4.1
High yield	41	54		—	—	5	15,467	2.4
Funded CDOs and CLOs	27	65	(5)	7	1	—	31,681	2.6
Other structured obligations(6)	53	11	(5)	8	27	1	8,272	2.6

Total	50	41		4	4	1	$72,884	2.9

(1)
Triple-A*, also referred to as "Super Triple-A," indicates a level of first-loss protection generally exceeding 1.3 times the level required by a rating agency for a Triple-A rating.

(2)
Various investment grades below Double-A minus.

(3)
Amount includes seven CDS contracts with Double-B, Double-B minus, Triple-C and Double-C underlying ratings at June 30, 2009 and two CDS contracts with Triple-C underlying ratings at December 31, 2008. With the exception of two Double-B CDS contract, these risks incurred economic losses at June 30, 2009 and December 31, 2008.

(4)
Net par outstanding represents the potential amount of future payments which the Company could be required to make, net of reinsurer reimbursements.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

12.   CREDIT DERIVATIVES IN THE INSURED PORTFOLIO (Continued)

(5)
Amounts include transactions previously wrapped by other monolines.

(6)
Primarily infrastructure obligations and European mortgage-backed securities. Also includes $331.6 million and $375.2 million at June 30, 2009 and December 31, 2008, respectively, in U.S. RMBS net par outstanding. All U.S. RMBS exposures were rated Double-B minus or higher. Includes certain pooled corporate obligations.

13.   FINANCIAL PRODUCTS SEGMENT DERIVATIVE INSTRUMENTS AND HEDGE ACCOUNTING

        The Company entered into derivative contracts to manage interest rate and foreign currency exposure in its FP Segment Investment Portfolio and FP segment debt. Subsequent to the FSAM Deconsolidation Date, the Company's only remaining derivatives in the FP segment relate to FSA Global.

        As a result of market interest rate fluctuations, fixed-rate assets and liabilities appreciate or depreciate in market value. Gains or losses on the derivative instruments that are linked to the fixed-rate assets and liabilities being hedged are expected to substantially offset this unrealized appreciation or depreciation relating to the risk being hedged.

        The Company uses foreign currency contracts to manage the foreign exchange risk associated with certain foreign currency-denominated assets and liabilities. Gains or losses on the derivative instruments that are linked to the foreign currency denominated assets or liabilities being hedged are expected to substantially offset this variability.

        In order for a derivative to qualify for hedge accounting, it must be highly effective at reducing the risk associated with the exposure being hedged. In order for a derivative to be designated as a hedge, there must be documentation of the risk management objective and strategy, including identification of the hedging instrument, the hedged item and the risk exposure, and how effectiveness is to be assessed prospectively and retrospectively. To assess effectiveness, the Company uses analysis of the sensitivity of fair values to changes in the risk being hedged, as well as dollar value comparisons of the change in the fair value of the derivative to the change in the fair value of the hedged item that is attributable to the risk being hedged. The extent to which a hedging instrument has been and is expected to continue to be effective at achieving offsetting changes in fair value must be assessed and documented at least quarterly. Any ineffectiveness must be reported in current-period earnings. If it is determined that a derivative is not highly effective at hedging the designated exposure, hedge accounting is discontinued.

        An effective fair-value hedge is defined as one whose periodic change in fair value is 80% to 125% correlated with the change in fair value of the hedged item. The difference between a perfect hedge (i.e., the change in fair value of the hedge and hedged item offset one another so that there is zero effect on the consolidated statements of operations, referred to as being "100% correlated") and the actual correlation within the 80% to 125% effectiveness range is the ineffective portion of the hedge. A failed hedge is one whose correlation falls outside of the 80% to 125% effectiveness range.

        The net loss related to the ineffective portion of the Company's fair-value hedges including changes in fair value of hedging instruments related to the passage of time, which was excluded from the assessment of hedge ineffectiveness, was $0.4 million in the first quarter of 2008. For 2009, this measure is not meaningful as substantially all assets in fair value hedging relationships have been

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

13.   FINANCIAL PRODUCTS SEGMENT DERIVATIVE INSTRUMENTS AND HEDGE ACCOUNTING (Continued)

recorded in the consolidated statements of operations as OTTI. FSA Global maintains fair-value hedges on only two investment securities.

        The inception-to-date net unrealized gain on derivatives (excluding accrued interest and collateral) in the FP segment of $549.4 million and $1,278.4 million at June 30, 2009 and December 31, 2008, respectively, is recorded in "financial products segment derivatives".

14.   OTHER ASSETS AND OTHER LIABILITIES

        The detailed balances that comprise "other assets" and "other liabilities" at June 30, 2009 and December 31, 2008 are as follows:

Other Assets

	At June 30, 2009	At December 31, 2008
	(in thousands)
Other assets:
VIE other invested assets	$22,233	$25,395
DCP and SERP at fair value	22,264	90,704
Accrued interest in FP segment investment portfolio	4,609	27,869
Accrued interest income on general investment portfolio	65,901	70,586
Salvage and subrogation recoverable	16,056	10,431
CPS at fair value	81,415	100,000
Federal income tax receivable	158,678	—
Other assets	193,846	127,404

Total other assets	$565,002	$452,389

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

Other Liabilities

	At June 30, 2009	At December 31, 2008
	(in thousands)
Other liabilities:
DCP and SERP payable	$22,264	$90,704
Accrued interest on FP segment debt	131,129	151,173
Premiums payable, net	249,564	14,309
Other liabilities	286,293	220,355

Total other liabilities	$689,250	$476,541

15.   SEGMENT REPORTING

        The Company operates in two business segments: financial guaranty and financial products. The financial guaranty segment is primarily in the business of providing financial guaranty insurance, which it historically provided for both public finance and asset-backed obligations. The FP segment includes the GIC operations of the Company, which issued GICs to municipalities and other market participants, and the VIEs' operations. See Note 1 for a description of the Company's business. As a result of the FSAM Risk Transfer Transaction and Dexia's assumption of the management of the FP operations, the Company does not include the results of operations of the FP GIC operations in its decision- making process. In 2009, therefore, the FP segment operating results include the results of the VIE operations only. The following tables summarize the financial information by segment on a pre-tax basis at and for the three and six months ended June 30, 2009 and 2008.

Financial Information Summary by Segment

	Three Months Ended June 30, 2009
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Revenues:
External	$444,981	$10,705	$—	$455,686
Intersegment	686	—	(686)	—
Expenses:
External	(132,505)	(119,984)	—	(252,489)
Intersegment	—	(686)	686	—

Income (loss) before income taxes	313,162	(109,965)	—	203,197
GAAP income to segment operating earnings adjustments	(127,912)	110,532	—	(17,380)

Pre-tax segment operating earnings (losses)	$185,250	$567	$—	$185,817

Segment assets	$11,146,822	$13,144,894	$—	$24,291,716

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

15.   SEGMENT REPORTING (Continued)

	Three Months Ended June 30, 2008
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Revenues:
External	$428,295	$(152,693)	$—	$275,602
Intersegment	6,589	(2,899)	(3,690)	—
Expenses:
External	(629,988)	(187,468)	—	(817,456)
Intersegment	(2,866)	(824)	3,690	—

Income (loss) before income taxes	(197,970)	(343,884)	—	(541,854)
GAAP income to segment operating earnings adjustments	(310,028)	58,083	—	(251,945)

Pre-tax segment operating earnings (losses)	$(507,998)	$(285,801)	$—	$(793,799)

Segment assets	$10,223,173	$16,456,310	$(207,606)	$26,471,877

	Six Months Ended June 30, 2009
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Revenues:
External	$1,137,583	$4,006	$—	$1,141,589
Intersegment	2,160	1,813	(3,973)	—
Expenses:
External	(533,906)	(239,219)	—	(773,125)
Intersegment	(1,613)	(2,360)	3,973	—

Income (loss) before income taxes	604,224	(235,760)	—	368,464
GAAP income to segment operating earnings adjustments	(676,646)	236,506	—	(440,140)

Pre-tax segment operating earnings (losses)	$(72,422)	$746	$—	$(71,676)

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

15.   SEGMENT REPORTING (Continued)

	Six Months Ended June 30, 2008
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Revenues:
External	$145,785	$44,640	$—	$190,425
Intersegment	726	7,386	(8,112)	—
Expenses:
External	(972,632)	(445,039)	—	(1,417,671)
Intersegment	(6,612)	(1,500)	8,112	—

Income (loss) before income taxes	(832,733)	(394,513)	—	(1,227,246)
GAAP income to segment operating earnings adjustments	147,661	113,917	—	261,578

Pre-tax segment operating earnings (losses)	$(685,072)	$(280,596)	$—	$(965,668)

Reconciliations of Segments' Pre-Tax Operating Earnings (Losses) to Net Income (Loss)

	Three Months Ended June 30, 2009
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Pre-tax segment operating earnings (losses)	$185,250	$567	$—	$185,817
Segment operating earnings to GAAP income adjustments	127,912	(110,532)	—	17,380
Tax (provision) benefit				(70,176)

Net income (loss)				$133,021

	Three Months Ended June 30, 2008
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Pre-tax segment operating earnings (losses)	$(507,998)	$(285,801)	$—	$(793,799)
Segment operating earnings to GAAP income adjustments	310,028	(58,083)	—	251,945
Tax (provision) benefit				211,354

Net income (loss)				$(330,500)

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

15.   SEGMENT REPORTING (Continued)

	Six Months Ended June 30, 2009
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Pre-tax segment operating earnings (losses)	$(72,422)	$746	$—	$(71,676)
Segment operating earnings to GAAP income adjustments	676,646	(236,506)	—	440,140
Tax (provision) benefit				(223,898)

Net income (loss)				$144,566

	Six Months Ended June 30, 2008
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Pre-tax segment operating earnings (losses)	$(685,072)	$(280,596)	$—	$(965,668)
Segment operating earnings to GAAP income adjustments	(147,661)	(113,917)	—	(261,578)
Tax (provision) benefit				475,170

Net income (loss)				$(752,076)

        The intersegment revenues and expenses relate to interest income and interest expense on intercompany notes and premiums paid by FSA Global on AGM-insured notes.

        GAAP income to operating earnings adjustments are primarily comprised of fair-value adjustments deemed to be non-economic. In addition to the exclusion of the FP GIC results of operations, such adjustments relate to (1) non-economic fair-value adjustments for credit derivatives in the insured portfolio, (2) non-economic impairment charges on investments, (3) fair-value adjustments for instruments with economically hedged risks and (4) fair-value adjustments attributable to the Company's own credit risk. Management believes that by making such adjustments the measure more closely reflects the underlying economic performance of segment operations.

16.   RECENTLY ISSUED ACCOUNTING STANDARDS

        In June 2009, the FASB issued FAS No. 167, "Amendments to FASB Interpretation No. 46(R) ("FAS 167"). FAS 167 changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FAS 167 will require a company to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. FAS 167 will become effective for the Company's fiscal year beginning January 1, 2010. The Company is currently evaluating the effect that the adoption of FAS 167 will have on its consolidated financial statements. Management believes that it is reasonably likely that the adoption of this new guidance will increase the amount of VIE assets and liabilities consolidated in the Company's financial statements, but that there will be no effect on the Company's liquidity.

        In June 2009, the FASB issued ASC 105, "Generally Accepted Accounting Principles" (FAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

16.   RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

Accounting Principles, a replacement of FASB Statement No. 162"). This statement modifies the GAAP hierarchy by establishing only two levels of GAAP, authoritative and non-authoritative accounting literature. Effective July 2009, the FASB Accounting Standards Codification, also known collectively as the "Codification," is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the Securities and Exchange Commission ("SEC"). Non-authoritative guidance and literature would include, among other things, FASB Concepts Statements, American Institute of Certified Public Accountants Issue Papers and Technical Practice Aids and accounting textbooks. The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance. It is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation. Technical references to GAAP included in these Notes to Consolidated Financial Statements are provided under the new FASB ASC structure with the prior terminology included parenthetically when first used.

17.   COMMITMENTS AND CONTINGENCIES

        Lawsuits arise in the ordinary course of the Company's business. Material legal proceedings are discussed below. It is not possible to predict the outcome of any proceedings, inquiries or requests for information or whether additional inquiries or requests for information will be received from regulatory or other governmental authorities. There could be unfavorable outcomes from these and other proceedings that could be material to the Company's business, operations, financial condition, results of operations or cash flows. It is the opinion of the Company's management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company's financial position or liquidity, although an adverse resolution of litigation against the Company could have a material adverse effect on the Company's results of operations in a particular quarter or fiscal year. In addition, in the ordinary course of their respective businesses, the Company asserts claims in legal proceedings against third parties to recover losses paid in prior periods. The amounts, if any, the Company will recover in these proceedings are uncertain, although recoveries or failure to obtain recoveries in any one or more of these proceedings during any quarter or fiscal year could be material to the Company's results of operations in that particular quarter or fiscal year.

Proceedings Related to FSA Holdings' Former FP Business

        The following is a description of legal proceedings involving FSA Holdings' former FP products business. Although Assured Guaranty did not acquire FSA Holdings' former FP business, certain legal proceedings relating to that business are against entities which Assured Guaranty did acquire. While Dexia and Dexia Credit Local, jointly and severally, have agreed to indemnify Assured Guaranty against liability arising out of the proceedings described below in this "—Proceedings Related to FSA Holdings' Former FP Business" section, such indemnification might not be sufficient to fully hold Assured Guaranty harmless against any injunctive relief or criminal sanction that is imposed against FSA Holdings or its subsidiaries.

Governmental Investigations into Former FP Business

        FSA Holdings and AGM have received subpoenas duces tecum and interrogatories or civil investigative demands from the Attorney General of the States of Connecticut, Florida, Illinois,

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.   COMMITMENTS AND CONTINGENCIES (Continued)

Missouri, New York, Texas and West Virginia relating to their investigations of alleged bid rigging of municipal GICs. FSA Holdings is responding to such requests. FSA Holdings may receive additional inquiries from these or other regulators and expects to provide additional information to such regulators regarding their inquiries in the future. In addition,

  •
  FSA Holdings received a subpoena from the Antitrust Division of the DOJ in November 2006 issued in connection with an ongoing criminal investigation of bid rigging of awards of municipal GICs and other municipal derivatives;

  •
  AGM received a subpoena from the SEC in November 2006 related to an ongoing industry-wide investigation concerning the bidding of municipal GICs and other municipal derivatives; and

  •
  FSA Holdings received a "Wells Notice" from the staff of the Philadelphia Regional Office of the SEC in February 2008 relating to the investigation concerning the bidding of municipal GICs and other municipal derivatives. The Wells Notice indicates that the SEC staff is considering recommending that the SEC authorize the staff to bring a civil injunctive action and/or institute administrative proceedings against FSA Holdings, alleging violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and Section 17(a) of the Securities Act.

        Pursuant to the subpoenas, FSA Holdings has furnished to the DOJ and SEC records and other information with respect to FSA Holdings' municipal GIC business. The ultimate loss that may arise from these investigations remains uncertain.

Lawsuits Relating to Former FP Business

        During 2008, nine putative class action lawsuits were filed in federal court alleging federal antitrust violations in the municipal derivatives industry, seeking damages and alleging, among other things, a conspiracy to fix the pricing of, and manipulate bids for, municipal derivatives, including GICs. These cases have been coordinated and consolidated for pretrial proceedings in the U.S. District Court for the Southern District of New York as MDL 1950, In re Municipal Derivatives Antitrust Litigation, Case No. 1:08-cv-2516 ("MDL 1950").

        Five of these cases named both FSA Holdings and AGM: (a) Hinds County, Mississippi v. Wachovia Bank, N.A. (filed on or about March 13, 2008); (b) Fairfax County, Virginia v. Wachovia Bank, N.A. (filed on or about March 12, 2008); (c) Central Bucks School District, Pennsylvania v. Wachovia Bank N.A. (filed on or about June 4, 2008); (d) Mayor & City Council of Baltimore, Maryland v. Wachovia Bank N.A. (filed on or about July 3, 2008); and (e) Washington County, Tennessee v. Wachovia Bank N.A. (filed on or about July 14, 2008). In April 2009, the MDL 1950 court granted the defendants' motion to dismiss on the federal claims, but granted leave for the plaintiffs to file a second amended complaint. On June 18, 2009, interim lead plaintiffs' counsel filed a Second Consolidated Amended Class Action Complaint. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys' fees and other costs. Assured Guaranty cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits; although the Second Consolidated Amended Class Action Complaint currently describes some of FSA Holdings' and AGM's activities, it does not name those entities as defendants. Motions to dismiss the Second Consolidated Amended Class Action Complaint are pending.

        Four of the cases named only FSA Holdings and also alleged that the defendants violated California state antitrust law and common law by engaging in illegal bid-rigging and market allocation,

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.   COMMITMENTS AND CONTINGENCIES (Continued)

thereby depriving the cities of competition in the awarding of GICs and ultimately resulting in the cities paying higher fees for these products: (a) City of Oakland, California, v. AIG Financial Products Corp. (filed on or about April 23, 2008); (b) County of Alameda, California v. AIG Financial Products Corp. (filed on or about July 8, 2008); (c) City of Fresno, California v. AIG Financial Products Corp. (filed on or about July 17, 2008); and (d) Fresno County Financing Authority v. AIG Financial Products Corp. (filed on or about December 24, 2008). When the four plaintiffs filed a consolidated complaint in September 2009, the plaintiffs did not name FSA Holdings as a defendant. However, the complaint does describe some of FSA Holdings' and AGM's activities. The consolidated complaint generally seeks unspecified monetary damages, interest, attorneys' fees and other costs. Assured Guaranty cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits. Motions to dismiss the consolidated complaint filed by these California municipalities were filed on February 9, 2010.

        FSA Holdings and AGM also were named in five non-class action lawsuits originally filed in the California Superior Courts alleging violations of California law related to the municipal derivatives industry: (a) City of Los Angeles v. Bank of America, N.A. (filed on or about July 23, 2008 in the Superior Court of the State of California in and for the County of Los Angeles, Case No. BC 394944, removed to the U.S. District Court for the Central District of California ("C.D. Cal.") as Case No. 2:08-cv-5574, transferred to S.D.N.Y. as Case No. 1:08-cv-10351); (b) City of Stockton v. Bank of America, N.A. (filed on or about July 23, 2008 in the Superior Court of the State of California in and for the County of San Francisco, Case No. CGC-08-477851, removed to the N.D. Cal. as Case No. 3:08-cv-4060, transferred to S.D.N.Y. as Case No. 1:08-cv-10350); (c) County of San Diego v. Bank of America, N.A. (filed on or about August 28, 2008 in the Superior Court of the State of California in and for the County of Los Angeles, Case No. SC 99566, removed to C.D. Cal. as Case No. 2:08-cv-6283, transferred to S.D.N.Y. as Case No. 1:09-cv-1195); (d) County of San Mateo v. Bank of America, N.A. (filed on or about October 7, 2008 in the Superior Court of the State of California in and for the County of San Francisco, Case No. CGC-08-480664, removed to N.D. Cal. as Case No. 3:08-cv-4751, transferred to S.D.N.Y. as Case No. 1:09-cv-1196); and (e) County of Contra Costa v. Bank of America, N.A. (filed on or about October 8, 2008 in the Superior Court of the State of California in and for the County of San Francisco, Case No. CGC-08-480733, removed to N.D. Cal. as Case No. 3:08-cv-4752, transferred to S.D.N.Y. as Case No. 1:09-cv-1197). Amended complaints in these actions were filed on September 15, 2009, adding a federal antitrust claim and naming AGM (but not FSA Holdings), among other defendants including AGUS. These cases have been transferred to the S.D.N.Y. and consolidated with MDL 1950 for pretrial proceedings.

        In late 2009 the same California plaintiffs' counsel named AGM as well as AGUS in six additional non-class action cases filed in federal court, which also have been coordinated and consolidated for pretrial proceedings with MDL 1950: (f) City of Riverside v. Bank of America, N.A. (filed on or about November 12, 2009 in the C.D. Cal., Case No. 2:09-cv-8284, transferred to S.D.N.Y. as Case No. 1:09-cv-10102); (g) Sacramento Municipal Utility District v. Bank of America, N.A. (filed on or about November 12, 2009 in the U.S. District Court for the Eastern District of California ("E.D. Cal."), Case No. 2:09-cv-3133, transferred to S.D.N.Y. as Case No. 1:09-cv-10103; (h) Los Angeles World Airports v. Bank of America, N.A. (filed on or about December 10, 2009 in C.D. Cal., Case No. 2:09-cv-9069, transferred to S.D.N.Y. as Case No. 1:10-cv-627; (i) Redevelopment Agency of the City of Stockton v. Bank of America, N.A. (filed on or about December 10, 2009 in E.D. Cal., Case No. 2:09-cv-3437, transferred to S.D.N.Y. as Case No. 1:10-cv-630; (j) Sacramento Suburban Water District v. Bank of

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.   COMMITMENTS AND CONTINGENCIES (Continued)

America, N.A. (filed on or about December 10, 2009 in E.D. Cal., Case No. 2:09-cv-3433, transferred to S.D.N.Y. as Case No. 1:10-cv-629; and (k) County of Tulare v. Bank of America, N.A. (filed on or about December 10, 2009 in E.D. Cal., Case No. 1:09-cv-02155, transferred to S.D.N.Y. as Case No. 1:10-cv-628.

        Motions to dismiss these eleven complaints, all of which include a federal antitrust claim as well as California state law claims, were filed on February 9, 2010. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys' fees, costs and other expenses. Assured Guaranty cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

Proceedings Relating to the Company's Financial Guaranty Business

        The Company has received subpoenas duces tecum and interrogatories from the State of Connecticut Attorney General and the Attorney General of the State of California related to antitrust concerns associated with the methodologies used by rating agencies for determining the credit rating of municipal debt, including a proposal by Moody's to assign corporate equivalent ratings to municipal obligations, and the Company's communications with rating agencies. The Company has satisfied or is in the process of satisfying such requests. It may receive additional inquiries from these or other regulators and expects to provide additional information to such regulators regarding their inquiries in the future.

        AGM and various other financial guarantors were named in three complaints filed in the Superior Court, San Francisco County in December 2008 and January 2009: (a) City of Los Angeles, acting by and through the Department of Water and Power v. Ambac Financial Group et. al (filed on or about December 31, 2008), Case No. CG-08-483689; (b) Sacramento Municipal Utility District v. Ambac Financial Group et. al (filed on or about December 31, 2008), Case No. CGC-08-483691; and (c) City of Sacramento v. Ambac Financial Group Inc. et. al (filed on or about January 6, 2009), Case No. CGC-09-483862. On or about August 31, 2009, plaintiffs in these cases filed amended complaints against Assured Guaranty Corp. ("AGC"), an affiliate of AGM, and AGM. At the same time, AGC and AGM were named in the following complaints, five of which were amended complaints and three of which were new complaints: (a) City of Los Angeles v. Ambac Financial Group, Inc. et al., Case No. CGC-08-394943; (b) City of Oakland v. Ambac Financial Group, Inc. et al., Case No. CGC-08-479241; (c) City of Riverside v. Ambac Financial Group, Inc. et al., Case No. CGC-09-492059; (d) City of Stockton v. Ambac Financial Group, Inc. et al. , Case No. CGC-08-477848; (e) County of Alameda v. Ambac Financial Group, Inc. et al., Case No. CGC-08-481447; (f) County of Contra Costa v. Ambac Financial Group, Inc. et al , Case No. CGC-09-492055; (g) County of San Mateo v. Ambac Financial Group, Inc. et al., Case No. CGC-080481223; and (h) Los Angeles World Airports v. Ambac Financial Group, Inc. et al., Case No. CGC-09-492057.

        These complaints allege (i) participation in a conspiracy in violation of California's antitrust laws to maintain a dual credit rating scale that misstated the credit default risk of municipal bond issuers and created market demand for municipal bond insurance, (ii) participation in risky financial transactions in other lines of business that damaged each bond insurer's financial condition (thereby undermining the value of each of their guaranties), and (iii) a failure to adequately disclose the impact of those transactions on their financial condition. The complaints in these lawsuits generally seek

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.   COMMITMENTS AND CONTINGENCIES (Continued)

unspecified monetary damages, interest, attorneys' fees, costs and other expenses. Assured Guaranty cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

        In August 2008, a number of financial institutions and other parties, including AGM, were named as defendants in a civil action brought in the circuit court of Jefferson County, Alabama relating to the County's problems meeting its debt obligations on its $3.2 billion sewer debt: Charles E. Wilson vs. JPMorgan Chase & Co et al (filed on or about August 8, 2008 in the Circuit Court of Jefferson County, Alabama), Case No. 01-CV-2008-901907.00, a putative class action. The action was brought on behalf of rate payers, tax payers and citizens residing in Jefferson County, and alleges conspiracy and fraud in connection with the issuance of the County's debt. The complaint in this lawsuit seeks unspecified monetary damages, interest, attorneys' fees and other costs. Assured Guaranty cannot reasonably estimate the possible loss or range of loss that may arise from this lawsuit.

18.   EXPOSURE TO MONOLINES

        The tables below summarize the exposure to each financial guaranty monoline insurer by exposure category.

Summary of Exposure to Monolines

	At June 30, 2009
	Insured Portfolios
	AGM Insured Par Outstanding(1)	Ceded Par Outstanding	General Investment Portfolio(2)
	(in millions)		(in thousands)
Assured Guaranty Companies.	$880	$33,900	$79,467
Radian Asset Assurance Inc.	93	25,027	1,038
RAM Reinsurance Co. Ltd.	—	12,006	—
Syncora Guarantee Inc.	1,373	4,524	25,916
CIFG Assurance North America Inc.	119	2,004	23,951
Ambac Assurance Corporation	4,845	1,128	624,072
ACA Financial Guaranty Corporation	19	943	—
Financial Guaranty Insurance Company	1,056	269	29,145
MBIA Insurance Corporation	2,903	—	—
FGIC-MBIA-NPFG Cut-Through(3)	4,411	—	303,402
MBIA-NPFG Cut-Through(4)	1,250	—	555,755

Total	$16,949	$79,801	$1,642,746

(1)
Represents transactions with second-to-pay AGM-insurance that were previously insured by other monolines. Based on net par outstanding. Includes credit derivatives in the insured portfolio.

(2)
Represents amortized cost of investments insured by other monolines. Amortized cost includes write-downs of securities that were deemed to be OTTI.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

18.   EXPOSURE TO MONOLINES (Continued)

(3)
Financial Guaranty Insurance Company ("FGIC") exposure assumed by MBIA Insurance Corporation ("MBIA") under cut-through reinsurance arrangement and subsequently assumed by National Public Finance Guaranty Corp. ("NPFG"), an affiliate of MBIA.

(4)
MBIA exposure assumed by NPFG under cut-through reinsurance agreement, excluding FGIC-insured transactions shown under "FGIC-MBIA-NPFG Cut-Through." In addition to amounts shown on the table, the VIE Investment Portfolio includes a bond insured by MBIA with an amortized cost of $12.6 million.

19.   SUBSEQUENT EVENT

FSAH Acquisition

        On July 1, 2009 the Company was acquired by an indirect subsidiary of AGL. The total purchase price paid was $546 million in cash and 22.3 million AGL common shares.

        The acquisition excluded FSAH's financial products segment, which was comprised of its GIC business, its MTN business and the equity payment undertaking agreement in the leveraged lease business. The FSAH subsidiaries that conducted the financial products business were transferred to Dexia Holdings prior to completion of the acquisition. In addition, Assured Guaranty has entered into various agreements with Dexia pursuant to which it has assumed the credit and liquidity risks associated with the former financial products business.

        Assured Guaranty has agreed with Dexia Holdings to operate the business of AGM in accordance with the key parameters described below. These restrictions will limit the Company's operating and financial flexibility.

        Generally, for three years after the closing of the FSAH Acquisition:

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  Unless AGM is rated below A1 by Moody's and AA- by S&P, it will only insure public finance and infrastructure obligation. An exception applies in connection with the recapture of business ceded by AGM to a third party reinsurer under certain circumstances.

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  AGM will continue to be domiciled in New York and be treated as a monoline bond insurer for regulatory purposes.

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  AGM will not take any of the following actions unless it receives prior rating agency confirmation that such action would not cause any rating currently assigned to AGM to be downgraded immediately following such action:

    (a) merger;

    (b) issuance of debt or other borrowing exceeding $250 million;

    (c) issuance of equity or other capital instruments exceeding $250 million;

    (d) entry into new reinsurance arrangements involving more than 10% of the portfolio as measured by either unearned premium reserves or net par outstanding; or

    (e) any waiver, amendment or modification of any agreement relating to capital or liquidity support of AGM exceeding $250 million.

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19.   SUBSEQUENT EVENT (Continued)

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  AGM will not repurchase, redeem or pay any dividends in relation to any class of equity interests, unless:

    (a) at such time AGM is rated at least AA- by S&P and Aa3 by Moody's (if such rating agencies still rate financial guaranty insurers generally) and the aggregate amount of such dividends in any year does not exceed 125% of FSAH's debt service for that year; or

    (b) AGM receives prior rating agency confirmation that such action would not cause any rating currently assigned to AGM to be downgraded immediately following such action.

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  AGM will not enter into:

    (a) commutation or novation agreements with respect to its insured public finance portfolio involving a payment by AGM exceeding $250 million; or

    (b) any "cut-through" reinsurance, pledge of collateral security or similar arrangement involving a payment by AGM whereby the benefits of reinsurance purchased by AGM or of other assets of AGM would be available on a preferred or priority basis to a particular class or subset of policyholders of AGM relative to the position of Dexia as policyholder upon the default or insolvency of AGM (whether or not with the consent of any relevant insurance regulatory authority).

This provision does not limit: (x) collateral arrangements between AGM and its subsidiaries in support of intercompany reinsurance obligations; or (y) statutory deposits or other collateral arrangements required by law in connection with the conduct of business in any jurisdiction; or (z) pledges of recoveries or other amounts to secure repayment of amounts borrowed under AGM's "soft capital" facilities or its $1 billion strip liquidity facility with DCL.

        Furthermore, until the date on which (a) a credit rating has been assigned by S&P and Moody's to the GIC issuers (and/or the liabilities of the GIC issuers under the relevant GICs have been separately rated by S&P and Moody's) which is independent of the financial strength rating of AGM and (b) the principal amount of GICs in relation to which a downgrade of AGM may result in a requirement to post collateral or terminate such GIC, notwithstanding the existence of a separate rating referred to in (a) of at least AA or higher is below $1.0 billion (the "AGM De-Linkage Date"):

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  AGM will restrict its liquidity exposure such that no GIC contracts or similar liabilities insured by AGM after the closing shall have terms that require acceleration, termination or prepayment based on a downgrade or withdrawal of any rating assigned to AGM's financial strength, a downgrade of the issuer or obligor under the agreement, or a downgrade of any third party; and

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  AGM will continue to be rated by each of Moody's and S&P, if such rating agencies still rate financial guaranty insurers generally.

        Notwithstanding the above, all such restrictions will terminate on any date after the AGM De-Linkage Date that the aggregate principal amount or notional amount of exposure of Dexia Holdings and any of its affiliates (excluding the exposures relating to the financial products business) to any transactions insured by AGM or any of its affiliates prior to November 14, 2008 is less than $1 billion. Breach of any of these restrictions not remedied within 30 days of notice by Dexia Holdings entitles Dexia Holdings to payment of damages, injunctive relief or other remedies available under applicable law.

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Accounting for AGMH Acquisition

        Under acquisition accounting the acquired companies consolidated balance sheet must be recorded at fair value at the Acquisition Date. The fair value of FSAH's direct contracts was recorded on the line items "premium receivable, net of ceding commissions payable" and "unearned premium reserves" and the fair value of its ceded contracts was recorded in "ceded premiums payable," included in "other liabilities" on the consolidated balance sheet, and "ceded unearned premium reserve."

        On July 1, 2009, consolidated premiums receivable and reinsurance balances payable were recorded at historical value (i.e. the carrying amount on the FSAH balance sheet at June 30, 2009, the date prior to the Acquisition) in the Company's consolidated balance sheet. Gross and ceded deferred premium revenue represents the stand ready obligation. The carrying value recorded on July 1, 2009 takes into account the total fair value of each financial guaranty contract, including expected losses, on a contract by contract basis, less premiums receivable or premiums payable.

        Incurred losses are recognized in the consolidated statements of operations line item "loss and loss adjustment expenses" at the time that they exceed deferred premium revenue on a contract by contract basis. When a claim payment is made, when there is no loss reserve recorded, it is recorded as a contra deferred premium revenue liability and becomes recognized in the consolidated statements of operations only when the sum of such claim payments and the present value of future expected losses exceeds deferred premium revenue.

        This treatment results in a "gross-up" of the Company's consolidated statements of operations in the "net earned premiums" and "loss and loss adjustment expenses" line items because the inception to date expected losses for the FSAH insured portfolio will be earned through premiums earnings, while those same losses will be recognized in loss and LAE over time as the accumulated paid losses in the contra liability account plus future expected losses begin to exceed the deferred premium revenue.

        As a result of the new accounting model for financial guaranty contracts implemented on January 1, 2009, positive or adverse development does not emerge in net income until expected losses exceed the deferred premium revenue on a contract by contract basis. As a result of the application of acquisition accounting, financial guaranty policies were recorded on the consolidated balance sheet on the Acquisition Date at fair value, resulting in the recording of higher unearned premium reserves due to the deterioration in the performance of certain insured transaction as well as changed market conditions. Accordingly, losses that had been recognized prior to the acquisition that are now absorbed by deferred premium revenue will re-emerge in the statement of operation in later periods as the deferred premium revenue amortizes and expected loss begins to exceed such deferred premium revenue.

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19.   SUBSEQUENT EVENT (Continued)

        The following table presents the summarized balance sheet as of July 1, 2009, after the effects of purchase accounting adjustments as well as the December 31, 2009 summarized balance sheet.

Consolidated Balance Sheets

	July 1, 2009	December 31, 2009
	(dollars in thousands, except share data)
ASSETS
Total investment portfolio and cash	$5,867,341	$5,797,355
Premiums receivable, net of ceding commissions payable	846,358	787,425
Ceded unearned premium reserve	1,727,673	1,508,643
Reinsurance recoverable on unpaid losses	46,703	13,745
Credit derivative assets	297,190	226,958
Deferred tax asset, net	888,117	879,243
Intercompany receivable	—	300,000	(1)
Financial guaranty variable interest entities' assets	1,879,446	762,303
Other assets	488,327	377,276

TOTAL ASSETS	$12,041,155	$10,652,948

LIABILITIES AND SHAREHOLDERS' EQUITY
Unearned premium reserves	7,286,393	6,287,552
Loss and loss adjustment expense reserve	—	55,285
Long term debt	396,160	399,948
Note payable to related party	164,443	149,051
Credit derivative liabilities	920,018	625,765
Financial guaranty variable interest entities' liabilities	1,878,586	762,652
Other liabilities	572,823	752,037

TOTAL LIABILITIES	11,218,423	9,032,290

TOTAL SHAREHOLDERS' EQUITY of FINANCIAL SECURITY ASSURANCE HOLDINGS Ltd.	821,872	1,621,007

Noncontrolling interest	860	(349)

TOTAL SHAREHOLDERS' EQUITY	822,732	1,620,658

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,041,155	$10,652,948

(1)
The company purchased a surplus note from an affiliated Assured Guaranty Company.

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        The following table presents the summarized consolidated statement of operations for the second half of 2009, after the effects of purchase accounting adjustments. Premiums earned in the second half of 2009 include the amortization of the fair value adjustment to unearned premium reserve which was not recorded prior to the acquisition. In addition, the following line items include amortization of purchase premium or discount resulting from the acquisition and application of purchase accounting: net investment income, interest expense.

Consolidated Statement of Operations

Six Months Ended December 31, 2009
(in thousands)
REVENUES
Net premiums earned	$575,426
Net investment income	92,292
Net realized investments gains (losses)	1,329
Net change in fair value of credit derivatives:
Realized gains and other settlements	63,468
Net unrealized gains (losses)	223,367

Net change in fair value of credit derivatives	286,835
Other income	(29,096)

TOTAL REVENUES	926,786

EXPENSES
Loss and loss adjustment expenses	51,763
Amortization of deferred acquisition costs and other operating expenses	72,010
Goodwill	(232,554)
Other	80,487

TOTAL EXPENSES	(28,294)

INCOME (LOSS) BEFORE INCOME TAXES	955,080
Total Provision (benefit) for income taxes	231,480

NET INCOME (LOSS)	723,600
Less: Noncontrolling interest of variable interest entities	(1,156)

NET INCOME (LOSS) ATTRIBUTABLE TO FINANCIAL ASSURANCE HOLDINGS Ltd.	$724,756

Tokio Marine Agreement

        On December 24, 2009, AGM and Tokio Marine and Nichido Fire Insurance Company, Ltd. ("Tokio") entered into a Commitment and Understanding agreement whereby AGM agrees to re-assume the public finance exposures ceded to Tokio in two separate portfolios during the first and

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19.   SUBSEQUENT EVENT (Continued)

second quarter of 2010, respectively. The Commitment and Understanding consists of approximately $16.2 billion principal amount outstanding as of September 30, 2009. The total re-assumption and commutation amount to be paid by Tokio to AGM if the Portfolio is re-assumed in full shall be the statutory unearned premium as of the end of the month prior to the date of the re-assumption (net of ceding commission) plus an additional commutation premium (a "Commutation Premium") plus any statutory case-basis loss and loss adjustment reserves with respect to the re-assumed business outstanding as of effective date of the re-assumption and commutation. Until such re-assumption and commutation becomes effective under a re-assumption and commutation agreement, Tokio shall remain on risk and liable to AGM for all Policy Payments (as defined in the Reinsurance Agreements), and AGM shall remain liable to Tokio for all premiums, with respect to the cessions re-assumed under the respective re-assumption and commutation agreement, through the Closing Dates. As of the filing of this report, the Company had completed the re-assumption of $7.8 billion in principal amount, substantially all of which has been ceded to a subsidiary of AGL.

Debt Issued by FSAH

        AGL fully and unconditionally guarantees the following three series of FSAH debt obligations:

        (a)    $100.0 million face amount of 6 7/8% Quarterly Income Bond Securities ("QUIBS") due December 15, 2101.

        (b)    $230.0 million face amount of 6.25% Notes due November 1, 2102.

        (c)    $100.0 million face amount of 5.60% Notes due July 15, 2103.

        AGL also guarantees, on a junior subordinated basis, the $300 million of FSAH's outstanding Junior Subordinated Debentures.

        (d)    $300.0 million face amount of Junior Subordinated Debentures due December 15, 2036.

2009 Strip Coverage Liquidity Agreement

        In connection with the FSAH Acquisition, AGM agreed to retain the risks relating to the debt and strip policy portions of the leveraged lease business. The liquidity risk to AGM related to the strip policy portion of the leveraged lease business is mitigated by the strip coverage facility described below.

        In a leveraged lease transaction, a tax-exempt entity (such as a transit agency) transfers tax benefits to a tax-paying entity by transferring ownership of a depreciable asset, such as subway cars. The tax-exempt entity then leases the asset back from its new owner.

        If the lease is terminated early, the tax-exempt entity must make an early termination payment to the lessor. A portion of this early termination payment is funded from monies that were pre-funded and invested at the closing of the leveraged lease transaction (along with earnings on those invested funds); the tax-exempt entity is obligated to pay the remaining, unfunded portion of this early termination payment (known as the "strip coverage") from its own sources. AGM issued financial guaranty insurance policies (known as "strip policies") that guaranteed the payment of these unfunded strip coverage amounts to the lessor, in the event that a tax-exempt entity defaulted on its obligation to pay this portion of its early termination payment. AGM can then seek reimbursement of its strip policy payments from the tax-exempt entity, and can also sell the transferred depreciable asset and reimburse itself from the sale proceeds.

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19.   SUBSEQUENT EVENT (Continued)

        On July 1, 2009, AGM and DCL, acting through its New York Branch ("Dexia Crédit Local (NY)"), entered into a credit facility (the "Strip Coverage Facility"). DCL is a subsidiary of Dexia. Under the Strip Coverage Facility, Dexia Crédit Local (NY) agreed to make loans to AGM to finance all draws made by lessors on AGM strip policies that were outstanding as of November 13, 2008, up to the commitment amount. The commitment amount of the Strip Coverage Facility was $1 billion at closing of the FSAH Acquisition but is scheduled to amortize over time; it may also be reduced in 2014 to $750 million, if AGM does not have a specified consolidated net worth at that time.

        Fundings under this facility are subject to certain conditions precedent, and their repayment is collateralized by a security interest that AGM granted to Dexia Crédit Local (NY) in amounts that AGM recovers—from the tax-exempt entity, or from asset sale proceeds—following its payment of strip policy claims. The Strip Coverage Facility will terminate upon the earliest to occur of an AGM change of control, the reduction of the commitment amount to $0, and January 31, 2042.

        The Strip Coverage Facility's financial covenants require that AGM and its subsidiaries maintain a maximum debt-to-capital ratio of 30% and maintain a minimum net worth of (a) 75% of consolidated net worth as of July 1, 2009, plus (b) 25% of the aggregate consolidated net income (or loss) for the period beginning July 1, 2009 and ending on June 30, 2014 or, if the commitment amount has been reduced to $750 million as described above, zero. The Company is in compliance with all covenants as of the date of this filing.

        The Strip Coverage Facility contains restrictions on AGM, including, among other things, in respect of its ability to incur debt, permit liens, pay dividends or make distributions, dissolve or become party to a merger or consolidation. Most of these restrictions are subject to exceptions. The Strip Coverage Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, bankruptcy or insolvency proceedings and cross-default to other debt agreements.

        As of December 31, 2009 no amounts were outstanding under this facility, nor have there been any borrowings during the life of this facility.